UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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SCHEDULE 14A

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PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(Amendment No. 1)

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Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PILGRIM’S PRIDE CORPORATION
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dear Fellow Pilgrim’s Shareholders:

You are cordially invited to attend a Special Meeting of Stockholders of Pilgrim’s Pride Corporation. Attached to this letter is the Notice of Special Meeting of Stockholders and Proxy Statement, which provides information about the Special Meeting and describes the business to be conducted. We urge you to read this information carefully.

Whether or not you attend the Special Meeting, and regardless of the number of shares that you own, it is important that your shares be represented and voted at the Special Meeting. Therefore, I urge you to vote your shares of common stock via the Internet or by promptly marking, dating, signing, and returning the proxy card via mail. Voting over the Internet, or by written proxy, will ensure that your shares are represented at the Special Meeting.

Thank you for your continued support.

/s/ Fabio Sandri
Fabio Sandri
President and Chief Executive Officer

Pilgrim’s Pride Corporation
1770 Promontory Circle
Greeley, Colorado 80634

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held [    ], 2024

To the Stockholders of Pilgrim’s Pride Corporation:

Notice is hereby given that Pilgrim’s Pride Corporation (“Pilgrim’s Pride,” the “Company”, or “we,” “us” or “our”) will hold a special meeting of its stockholders at the Company’s corporate headquarters, at 1770 Promontory Circle, Greeley, Colorado, on [    ], 2024, at 8:00 a.m., Mountain Time, to consider and vote to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”). No other matters are expected to be voted on at the special meeting.

The Board of Directors of Pilgrim’s Pride has fixed the close of business on October 28, 2024, as the record date for determining stockholders entitled to notice of, and to vote at, the special meeting. If you owned shares of our common stock at the close of business on that date, you are cordially invited to attend the special meeting. Whether or not you plan to attend the special meeting, please vote at your earliest convenience. Most stockholders have three options for submitting their votes prior to the meeting:

(1)    via the internet;

(2)    by telephone; or

(3)    by mail.

Please refer to the specific instructions set forth on the enclosed proxy card (if you are a stockholder of record) or voting instruction form (if you hold shares through a bank, broker or other nominee). Admission to the special meeting will be limited to our stockholders, proxy holders and invited guests. If you are a stockholder of record, please bring a form of government-issued photo identification to the special meeting. If you hold shares through a bank, broker or other nominee, please bring a form of government-issued photo identification and proof of beneficial ownership (such as a brokerage statement), and, if you wish to vote your shares in person, a signed legal proxy from the stockholder of record.

FABIO SANDRI
Greeley, Colorado	President and
[ ], 2024	Chief Executive Officer

YOUR VOTE IS IMPORTANT

PLEASE SIGN AND RETURN THE ACCOMPANYING PROXY CARD OR VOTING INSTRUCTION FORM OR VOTE YOUR SHARES ON THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD OR VOTING INSTRUCTION FORM.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON [    ], 2024: The Proxy Statement is available at www.proxyvote.com. Enter the 15-digit control number located on the proxy card and click “View Stockholder Material.”

Pilgrim’s Pride Corporation
1770 Promontory Circle
Greeley, Colorado 80634

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PROXY STATEMENT

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GENERAL INFORMATION

Why did I receive this proxy statement?

The Board of Directors (the “Board of Directors” or the “Board”) of Pilgrim’s Pride Corporation is soliciting stockholder proxies for use at our special meeting of stockholders to be held at Pilgrim’s Pride corporate headquarters, at 1770 Promontory Circle, Greeley, Colorado, on [    ], 2024, at 8:00 a.m., Mountain Time, and any adjournments thereof (the “Special Meeting” or the “meeting”). This proxy statement and the accompanying proxy card are being mailed to stockholders on or about [    ], 2024. Throughout this proxy statement, we will refer to Pilgrim’s Pride Corporation as “Pilgrim’s Pride,” “Pilgrim’s,” “PPC,” “we,” “us” or the “Company.”

What is the record date for the Special Meeting and why is it important?

The Board of Directors has fixed October 28, 2024 as the record date for determining stockholders who are entitled to vote at the Special Meeting (the “Record Date”). At the close of business on the Record Date, Pilgrim’s Pride had 237,123,076 shares of common stock, par value $0.01 per share, outstanding.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most stockholders of Pilgrim’s Pride hold their shares through a broker, bank or other nominee, rather than of record directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record:    If your shares are registered directly in your name with our transfer agent, you are considered a stockholder of record with respect to those shares. As a stockholder of record, you have the right to vote in person at the meeting.

Beneficial Owner:    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered a beneficial owner of shares held in “street name.” As a beneficial owner, you have the right to direct your broker on how to vote your shares, and you are also invited to attend the meeting. Since you are not a stockholder of record, however, you may not vote your shares in person at the meeting unless you obtain a signed proxy from the holder of record giving you the right to vote the shares.

How do I attend and be admitted to the Special Meeting?

You are entitled to attend the Special Meeting only if you were a Pilgrim’s Pride stockholder as of the Record Date or if you hold a valid proxy for the Special Meeting. If you plan to attend the physical meeting, please be aware of what you will need for admission as described below. If you do not provide a government-issued photo identification and comply with the other procedures described here for attending the Special Meeting in person, you will not be admitted to the meeting location.

Stockholders of Record:    If your shares are registered directly in your name with our transfer agent, your shares will be on a list maintained by the inspector of elections. You must present a government-issued photo identification, such as a driver’s license, state-issued ID card, or passport.

Beneficial Owner:    If your shares are held in a stock brokerage account or by a bank or other nominee, you must provide proof of beneficial ownership as of the record date, such as an account statement or similar evidence of ownership, along with a government-issued photo identification, such as a driver’s license, state-issued ID card, or passport.

For directions to the meeting, please contact our Corporate Counsel at Pilgrim’s Pride Corporation, 1770 Promontory Circle, Greeley, Colorado 80634.

What is a proxy?

A proxy is your legal designation of another person (the “proxy”) to vote on your behalf. By completing and returning the enclosed proxy card, you are giving the proxies appointed by the Board and identified on the proxy card the authority to vote your shares in the manner you indicate on your proxy card.

What if I receive more than one proxy card?

You will receive multiple proxy cards if you hold shares of our common stock in different ways (e.g., joint tenancy, trusts, custodial accounts) or in multiple accounts. If your shares are held in “street name” (i.e., by a broker, bank or other nominee), you will receive your proxy card or voting instruction form from your nominee, and you must return your voting instruction form to that nominee. You should complete, sign and return each proxy card or voting instruction form you receive.

What are the voting rights of the common stock?

Each holder of record of our common stock on the Record Date is entitled to cast one vote per share on each matter presented at the meeting.

How do I vote my shares?

If you are a “stockholder of record,” you have several choices. You can vote your proxy:

(1)    via the internet;

(2)    by telephone; or

(3)    by mail, by completing, dating, signing and mailing the enclosed proxy card. Please refer to the specific instructions set forth on the enclosed proxy card.

If you are a stockholder of record, you also have the right to vote in person at the meeting. If you are a beneficial owner, your broker, bank or nominee will provide you with materials and instructions for voting your shares. In most instances, you will be able to do this on the internet, by telephone or by mail as indicated above. As a beneficial owner, you have the right to direct your broker on how to vote your shares. However, you may not vote your shares in person at the meeting unless you obtain a signed legal proxy from the holder of record giving you the right to vote the shares.

If you are a current or former employee of Pilgrim’s Pride who holds shares in either the Pilgrim’s Pride Corporation Retirement Savings Plan or the To-Ricos Employee Savings and Retirement Plan, your vote serves as a voting instruction to the trustee for this plan. To be timely, if you vote your shares in the Pilgrim’s Pride Corporation Retirement Savings Plan or the To-Ricos Employee Savings and Retirement Plan by telephone or internet, your vote must be received by 11:59 p.m., Mountain Time, on [          ], 2024. If you do not vote by telephone or internet, please return your proxy card as soon as possible. If you vote in a timely manner, the trustee will vote the shares as you have directed.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares FOR the approval of the amendment to the Amended and Restated Certificate of Incorporation (the “Certificate”).

What are my choices when voting?

With respect to the proposal, you may vote FOR or AGAINST the proposal, or you may elect to abstain from voting your shares. Abstaining will have the same effect as a vote against the proposal, as discussed below.

How will my shares be voted if I do not specify my voting instructions?

If you sign and return your proxy card without indicating how you want your shares to be voted, the proxies appointed by the Board will vote your shares FOR the approval of the amendment to the Certificate.

If you are a current or former employee of Pilgrim’s Pride who holds shares through the Pilgrim’s Pride Corporation Retirement Savings Plan or the To-Ricos Employee Savings and Retirement Plan, you will be given the opportunity to provide instruction to the trustee with respect to how to vote your shares. Any shares for which instructions are not received (1) will be voted by the trustee in accordance with instructions provided by Pilgrim’s Pride with respect to shares held under the Pilgrim’s Pride Corporation Retirement Savings Plan and (2) will not be voted with respect to shares held under the To-Ricos Employee Savings and Retirement Plan.

What is a quorum?

A “quorum” is necessary to hold the meeting. A quorum consists of a majority of the voting power of all of our common stock (both the shares of our common stock owned by the JBS Stockholder (as defined in the Certificate) and all other stockholders, counted on a combined basis), which are issued and outstanding and entitled to vote at the meeting, including the voting power that is present in person or by proxy. The shares of a stockholder who abstains from voting the stockholder’s shares and shares represented by broker “non-votes” will be included in the number of shares present at the Special Meeting to determine whether a quorum is present.

What vote is required to approve the proposed amendment to our Certificate?

The Equity Directors (as defined in the Certificate), voting as a group, and our Board have each unanimously approved the amendment to our Certificate. The Equity Directors, voting as a group, and the Board have also each unanimously approved corresponding amendments to the Company’s Amended and Restated Corporate Bylaws (the “Restated Bylaws”) and the Stockholders Agreement between the Company and JBS USA Holding Lux, S.à.r.l. (formerly known as JBS USA Holdings, LLC, which was formerly known as JBS USA Holdings, Inc.) (the “Stockholders Agreement”).

At the Special Meeting, in accordance with Delaware General Corporation Law, the amendment to our Certificate also requires approval by a majority of the outstanding shares of our common stock entitled to vote thereon.

How are abstentions and non-broker votes treated?

Abstentions will be counted in the tally of votes. An abstention will have the same effect as a vote against the proposal in this proxy statement. A “broker non-vote” occurs when a nominee (a bank, broker or other nominee) holding shares for a beneficial owner returns a proxy but does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner. Broker non-votes will have the same effect as a vote against the proposal in this proxy statement.

Can I change my vote after I have mailed in my proxy card?

Yes. You may revoke your proxy by doing one of the following:

•        by sending to the Secretary of the Company a written notice of revocation that is received prior to the meeting;

•        by submitting a new proxy card bearing a later date to the Secretary of the Company so that it is received prior to the meeting; or

•        by attending the meeting and voting your shares in person.

If your shares are held in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee.

Who will pay the cost of this proxy solicitation?

We will pay the cost of preparing, printing and mailing this proxy statement and of soliciting proxies. We will request brokers, custodians, nominees and other like parties to forward copies of proxy materials to beneficial owners of our common stock and will reimburse these parties for their reasonable and customary charges or expenses.

Is this proxy statement the only way that proxies may be solicited?

No. In addition to mailing these proxy materials, certain of our directors, officers or employees may solicit proxies by telephone, facsimile, e-mail or personal contact. They will not be specifically compensated for doing so.

SECURITY OWNERSHIP

The following table sets forth certain information with respect to the beneficial ownership of our common stock by (1) each person known by us to own more than 5 percent of the outstanding shares of our common stock (the only class of voting securities outstanding); (2) each of our directors; (3) our named executive officers; and (4) all of our current directors and executive officers as a group. The information below is provided as of the Record Date, unless otherwise indicated below.

Name and Beneficial Owner(a)	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Outstanding Common Stock	Percent of Voting Power
Wesley Mendonça Batista(b)	195,447,632	82.42%	82.42%
Joesley Mendonça Batista(b)	195,447,632	82.42%	82.42%
JBS Wisconsin Properties, LLC(b)	195,445,936	82.42%	82.42%
Fabio Sandri	279,565	*	*
Matthew Galvanoni	51,750	*	*
Wallim Cruz de Vasconcellos Junior	16,908	*	*
Farha Aslam	14,122	*	*
Arquimedes A. Celis	14,122	*	*
Ajay Menon	9,162	*	*
Raul Padilla	6,731	*	*
Gilberto Tomazoni	1,696	*	*
Andre Nogueira de Souza	1,696	*	*
All current executive officers and Directors as a group (11 persons)(a)	195,845,080	82.49%	82.49%

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*        Less than 1%.

(a)      Unless otherwise noted, the address for each individual is c/o Pilgrim’s Pride Corporation, 1770 Promontory Circle, Greeley, CO 80634-9038. To our knowledge, except as otherwise indicated, each of the persons listed above has sole voting and investment power with respect to shares beneficially owned. The amounts for each individual include the following shares of common stock underlying restricted stock units (which, for our executive officers, vest within 60 days of the Record Date, and for our Directors, vest upon departure from the Board): for each of Messrs. Wesley and Joesley Batista, Tomazoni and Nogueira: 1,696; for Mr. Sandri, 190,366; for Mr. Galvanoni, 36,315; for Mr. Vasconcellos, 16,908; for each of Ms. Aslam and Mr. Celis, 14,122; for Mr. Menon, 9,162; and for Mr. Padilla, 6,731.

(b)      JBS Wisconsin Properties, LLC is a wholly owned, indirect subsidiary of JBS S.A. and directly beneficially owns 195,445,936 shares of our common stock. JBS S.A. is ultimately controlled by Joesley Mendonça Batista and Wesley Mendonça Batista, who jointly control and equally and indirectly own: (1) 100% of the equity interests in J&F Investimentos S.A., a Brazilian corporation, which owns approximately 23.54% of the outstanding capital of JBS S.A.; and (2) 100% of the equity interests in J&F Participações S.A., a Brazilian corporation, which owns approximately 24.79% of the outstanding capital of JBS S.A. The address of JBS S.A. is Avenida Marginal Direita do Tietê, 500, Bloco 1, 3rd Floor, City of São Paulo, State of São Paulo, Brazil, CEP 05118-100 and the address of JBS Wisconsin Properties, LLC is 1770 Promontory Circle, Greeley, CO 80634-9038. The ownership of each of Messrs. Batista also includes shares of common stock underlying restricted stock units that will vest upon their departure from the Board.

PROPOSAL 1. APPROVAL OF AMENDMENT TO THE CERTIFICATE

The Equity Directors, voting as a group, and the full Board have each unanimously approved, and have recommended for approval by the Company’s stockholders, an amendment to the Certificate as set forth in Annex A to this proxy statement. As a result of the amendment, at any time when the JBS Stockholder (as defined in the Certificate) beneficially owns equal to or greater than 80 percent of our outstanding common stock (an “80 Percent Holder”), JBS Directors (as defined in the Certificate) will constitute 80 percent of the total number of directors serving on our Board.

Background Information

JBS Directors are the directors on our Board who are designated as JBS Directors, and Equity Directors are the directors on our Board who are designated as Equity Directors, each pursuant to the terms of the current Certificate. Only JBS Directors can serve as members of our JBS Nominating Committee, which has the exclusive authority to nominate JBS Directors, and only Equity Directors can serve as members of our Equity Nominating Committee, which has the exclusive authority to nominate Equity Directors.

Description of the Amendment

The proposed amendment to the Certificate is set forth in Annex A. As shown in Annex A, the amendment will specifically provide that, at any time when the JBS Stockholder is an 80 Percent Holder, there shall be ten directors on the Board consisting of eight JBS Directors and two Equity Directors. In addition, the amendment provides that, at any time when the JBS Stockholder beneficially owns at least 50% of the issued and outstanding Common Stock, then at least two of the JBS Directors will be financially literate and be independent under Rule 5605(a)(2) of the listing rules of the Nasdaq Stock Market LLC (“Nasdaq”) and under Rule 10A-3 of the Exchange Act (“Rule 10A-3”), such that they will not be affiliated with the Company or the JBS Stockholder and will be qualified to serve on the Company’s audit committee. The proposed amendment to the Certificate also removes the concept of the “Founder Director,” which is now obsolete and no longer relevant because the Board no longer has any Founder Directors.

Under the current Certificate, at any time when JBS is an 80 Percent Holder, the Board has nine directors consisting of only seven JBS Directors, or under 80 percent of the total number of directors serving on the Board, even though the JBS Stockholder holds 80 percent or more of the outstanding common stock of the Company. As a result of the proposed amendment to the Certificate, at any time when the JBS Stockholder is an 80 Percent Holder, the total number of directors on the Board will be increased from nine to ten directors, and the Board will be comprised of eight JBS Directors (or 80 percent of the total number of directors serving on the Board) and two Equity Directors.

Rationale for the Amendment and Summary of the Tax Sharing Agreement

The Company is proposing this amendment to the Certificate in order to enable the consolidation for U.S. federal income tax purposes of the Company with JBS USA Food Company Holdings (“JBS USA”), a wholly-owned subsidiary of JBS S.A., which will benefit all of the Company’s stockholders, including those other than the JBS Stockholder and its affiliates (the “Minority Investors”), as further described below.

To achieve the consolidation for U.S. federal income tax purposes, JBS USA must own outstanding capital stock of the Company representing both (i) at least 80 percent of the total outstanding capital stock (by value) and (ii) at least 80 percent of the total stock voting power. The first requirement is already satisfied, because the JBS Stockholder currently and indirectly owns approximately 82.42 percent of our total issued and outstanding stock (as described in “Security Ownership”). The second requirement, which is generally determined by the ability to elect directors, is not currently satisfied, because the JBS Stockholder only has seven (7) Directors out of the nine (9) (or approximately 77.8 percent of the Board). For the JBS Stockholder to have the right to elect 80 percent of the Board, and for JBS USA thus to be deemed to have 80 percent of the total stock voting power for U.S. federal (and applicable state and local) income tax purposes, the Certificate must be amended as proposed.

In connection with this consolidation, and subject to approval of the proposed amendment to the Certificate, the Company will also enter into a tax sharing agreement with JBS USA (the “Tax Sharing Agreement”), negotiated on an arm’s-length basis, governing the allocation, and certain payment and reimbursement obligations, of U.S. income tax liabilities and assets among the Company and its relevant U.S. corporate subsidiaries (the “Company Group”), on the one hand, and JBS USA and its relevant U.S. subsidiaries (other than any subsidiary included in the Company Group) (the “JBS USA Group”), on the other hand. The full text of the Tax Sharing Agreement is set forth in Annex D. The Tax Sharing Agreement is not subject to a stockholder vote. In general, subject to the approval of the proposed amendment to the Certificate, the Tax Sharing Agreement will have the following terms, and, in combination with the proposed amendment to the Certificate, is expected to enable the creation of the following benefits to the Company:

•        The Company will make payments to JBS USA in an amount equal to the Company Group’s U.S. federal and state income tax liability, if any, for each tax year beginning on or after December 30, 2024 (an “Effective Tax Year”). The Company Group’s federal and state income tax liability generally will be determined as if the Company Group filed its own separate income tax return, which will assume that the members of the Company Group are not members of the JBS USA Group for calculating such tax liability (the “Company Group Stand-Alone Tax Liability”).

•        JBS USA will make payments to the Company in an amount equal to the JBS USA Group’s U.S. state income tax liability, if any, in each Effective Tax Year in which the Company Group will be responsible for paying the U.S. state income tax liability of the JBS USA Group. In general, this payment obligation will only be required under the limited factual circumstance where a member of the Company Group is the payor entity for U.S. state income tax purposes rather than a member of the JBS USA Group. In such a circumstance, the Company will be required to make payments to JBS USA for the utilization of any JBS USA Group’s tax assets, such as net operating losses, capital losses, and tax credits (collectively, “Tax Assets”), by the Company Group during an Effective Tax Year.

•        JBS USA will make payments to the Company for the utilization of any Company Group’s Tax Assets by the JBS USA Group during an Effective Tax Year. This payment will result from the JBS USA Group utilizing the Company Group’s Tax Assets that the Company Group was not able to fully utilize in calculating the Company Group Stand-Alone Tax Liability. Thus, the Company’s Tax Assets will either (1) be utilized by the Company Group to reduce the Company Group Stand-Alone Tax Liability, or, (2) if the Company Group cannot utilize any Company Group’s Tax Assets (for example, the Company Group Stand-Alone Tax Liability was $0 prior to utilization of the Company Group’s Tax Assets), the JBS USA Group may be able to utilize the Company Group’s Tax Assets to reduce the overall income tax liability of the planned consolidated income tax group consisting of the Company Group and the JBS USA Group.

In both situations, the Company generally will benefit from the tax savings arising from the utilization of the Company Group’s Tax Assets, because (i) in the situation discussed in clause (1) above, the utilization of the Company Group’s Tax Assets will result in the reduction of the Company’s payment obligations discussed above in the first bullet, and (ii) in the situation discussed in clause (2) above, the Company will receive a payment from JBS USA from the utilization of the Company Group’s Tax Assets.

•        JBS USA will be required to make payments to the Company for the incremental tax cost savings to JBS USA arising from the planned consolidation with respect to any dividends paid by the Company on or after December 30, 2024, but prior to December 30, 2026, in the aggregate amount of up to $725,000,000 (the “DRD Benefit”).

•        JBS USA will be responsible for preparing and filing any consolidated income tax returns that include the Company Group and the JBS USA Group for an Effective Tax Year, and the Company will assist and cooperate with JBS USA in such preparation and filing.

•        The Company will have certain review and comment rights with respect to any consolidated income tax returns that include the Company Group and the JBS Group for an Effective Tax Year, including the review of a reasonably detailed computation for any anticipated payments set forth in the bullets above. If the Company and JBS USA cannot agree on any items relating to these consolidated income tax returns, including the computation for any anticipated payments, the Tax Sharing Agreement provides for dispute resolution mechanics in which an independent accounting firm will resolve any outstanding disputes.

•        JBS USA will have exclusive authority to control tax contests relating to consolidated income tax liabilities of the Company Group and the JBS USA Group, but the Company will be able to participate in any tax contests that could affect the income tax liabilities of the Company Group or any payments required to be made by the Company to JBS USA under the Tax Sharing Agreement.

•        The Tax Sharing Agreement will also assign responsibilities for administrative matters, such as retention of records and notice obligations.

The Company and JBS USA estimate that, to the extent that the aggregate amount of the up to $725,000,000 in dividends are paid by the Company, the DRD Benefit described above will be approximately $50,000,000 (based on certain assumptions, including the blended federal and state income tax rate in effect as of the date hereof). Each of the stockholders of the Company, including JBS USA, will indirectly benefit from the payment of such DRD Benefit to the Company as stockholders of the Company. As disclosed in the Company’s prior filings with the SEC, the Company’s decision whether to in fact pay dividends will depend upon future conditions, including earnings and financial condition, general business conditions, any applicable contractual limitations and other factors deemed relevant by the Board in its discretion.

In addition to the financial benefits described above, the Company expects the planned consolidation to result in administrative and cost efficiencies, including from filing a single consolidated tax return for U.S. federal income tax purposes. The filing of a single consolidated tax return for U.S. federal income tax purposes is expected to benefit the Company and reduce its tax compliance costs by enabling the filing of a single consolidated tax return consisting of the Company Group and the JBS USA Group, rather than the filing of separate consolidated returns for the Company Group and the JBS USA Group.

Summary of Corresponding Amendments to Related Company Documents

Subject to approval of the proposed amendment to the Certificate, the Company will also adopt corresponding amendments to the Restated Bylaws and Stockholders Agreement (which, for the avoidance of doubt, are not subject to a stockholder vote). The full text of the amendment to the Restated Bylaws is set forth in Annex B, and the full text of the amendment to the Stockholders Agreement and the original Stockholders Agreement is set forth in Annex C. The section of the Stockholders Agreement relevant to this proposal is Section 3.01(a), which provides for the composition of the Board and, subject to the approval of the proposed amendment to the Certificate, will be amended to provide that, instead of nine directors, the number of directors on the Board will be set in accordance with Section 5.2 of the Certificate. The Stockholders Agreement will not be amended otherwise. The terms of the existing provisions of the Stockholders Agreement require the approval of at least a majority of the Equity Directors for certain actions, including the amendment or repeal of certain provisions of the Certificate or Bylaws, or any amendments that would or could reasonably be expected to adversely affect, in any material respect, the rights of the Minority Investors. In addition, the Equity Nominating Committee, acting by majority vote, has the right to control the Company’s exercise of its rights and remedies under the Stockholders Agreement.

Impact on the Rights of the Minority Investors

Currently, JBS Directors represent a majority of the Board, with 77.8% representation, and assuming approval of the proposed amendment to the Certificate, JBS Directors will continue to represent a majority of the Board, with 80.0% representation. Pursuant to the Company’s Restated Bylaws, the Board acts by a majority vote of its members, and so there will be no functional difference between the ability of JBS Directors to constitute a majority of the Board and approve items on Board meeting agendas, regardless of whether the Certificate is not amended (with the JBS Directors and Equity Directors continuing to constitute 77.8% and 22.2% of the Board, respectively) or is amended (with the JBS Directors and Equity Directors instead constituting 80% and 20% of the Board, respectively). Additionally, the proposed amendment increases the number of JBS Directors that must be independent under Rule 5605(a)(2) of the Nasdaq listing rules and Rule 10A-3 to two directors, at any time when the JBS Stockholder beneficially owns at least 50% of the outstanding common stock of the Company. Thus, the proposed amendment to the Certificate removes no rights of the Minority Investors or otherwise practically affects their existing rights, while also providing for certain enhanced governance features for them.

Board Recommendation

The Board, including all of its Equity Directors, have overseen the Company’s efforts to consider and explore the possibility of effectuating the tax consolidation, which have been ongoing for a number of years, based on the benefits that the Company believed could be achieved from such a consolidation. The decision to pursue a consolidation seriously at this time was based on various factors, including the current financial condition of the Company, economic conditions, and other strategic business and financial priorities of the Company. As discussed above, because JBS must have the ability to elect at least 80 percent of the board of directors of the Company in order to effectuate such a consolidation under U.S. federal income tax laws, the Company must first amend its Certificate. The Equity Directors, voting as a group, and the Board have each unanimously determined that, based on the factors discussed above, it is appropriate to submit the proposed amendment to the Certificate to the Company’s stockholders at this time, and that the adoption of the proposed amendment to the Certificate is in the best interests of all of the Company’s stockholders, including the Minority Investors. As such, the Equity Directors, voting as a group, and the Board have each unanimously approved the amendment to the Certificate, as well as the above-referenced corresponding amendments to the Restated Bylaws and the Stockholders Agreement and the Tax Sharing Agreement.

At the Special Meeting, the JBS Stockholder may vote all shares of common stock held by them in their sole and absolute discretion. Because the JBS Stockholder beneficially owns a majority of the outstanding shares of common stock of the Company, Proposal 1 will be approved assuming that the JBS Stockholder votes in favor of the proposal. If approved by the stockholders, the amendment to the Certificate will become effective upon the filing of a Certificate with the Secretary of State of the State of Delaware, which we would expect to do as soon as practicable after the amendment is adopted by stockholders. Additionally, the corresponding amendments to the Restated Bylaws and the Stockholders Agreement, along with the Tax Sharing Agreement, will take effect concurrently therewith.

Our Board unanimously recommends that you vote “FOR” the approval of the amendment to the Certificate.

Proxies will be so voted unless stockholders specify otherwise.

HOUSEHOLDING OF STOCKHOLDER MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of either document to any stockholder who requests orally or by writing to our Investor Relations Department at the following address: 1770 Promontory Circle, Greeley, Colorado 80634 or by telephone (970) 506-7783. Any stockholder who currently is receiving multiple copies and would like to receive only one copy for his or her household should contact his or her bank, broker or other nominee record holder.

STOCKHOLDER PROPOSALS FOR 2025 ANNUAL MEETING OF STOCKHOLDERS

Pursuant to our Restated Bylaws, a stockholder must give our Secretary timely written notice in order to present a proposal (including nominations of Directors) at the 2025 annual meeting of stockholders. Such written notice must contain specified information prescribed in our Restated Bylaws and must be received at our principal executive offices by January 1, 2025 (but must not have been received before August 4, 2024), and, if the stockholder seeks the inclusion of its Director nominees on a universal proxy card, the notice must also contain the information required by Rules 14a-19(b) (2) and 14a-19(b)(3) of the Exchange Act (including a statement that the stockholder intends to solicit the holders of shares representing at least 67 percent of the voting power of shares entitled to vote on the election of directors in support of director nominees other than ours). Additionally, for stockholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act to be considered for inclusion in the proxy materials for the 2025 annual meeting of stockholders, they must be received by our Secretary at our principal executive offices no later than the close of business on December 2, 2024.

Our financial reports and recent filings with the SEC are available at www.sec.gov and on our website at ir.pilgrims.com. Information contained on our website is not part of this proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON [    ], 2024

This proxy statement is also available electronically on our hosted website. To access and review the materials:

1.      Go to www.proxyvote.com.

2.      Enter the 15-digit control number located on the proxy card.

3.      Click “View Stockholder Material.”

We encourage you to review all of the important information contained in the proxy materials before voting.

OTHER BUSINESS

The Board of Directors is not aware of, and it is not anticipated that there will be presented at the Special Meeting, any business other than the proposal included in this proxy statement. If other matters properly come before the Special Meeting, the persons named on the accompanying proxy card will vote the returned proxies as the Board of Directors recommends.

By order of the Board of Directors,
FABIO SANDRI
Greeley, Colorado	President and
[ ], 2024	Chief Executive Officer

Forward-Looking Statements

Statements contained in this proxy statement that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of the Company and its management are considered forward-looking statements. Without limiting the foregoing, words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channels, including, but not limited to, the impacts of the Russia-Ukraine conflict; the risk of cyber-attacks, natural disasters, power losses, unauthorized access, telecommunication failures, and other problems on our information systems; and the impact of uncertainties of litigation and other legal matters described in our most recent Form 10-K and Form 10-Q, including the In re Broiler Chicken Antitrust Litigation, as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and subsequent filings with the Securities and Exchange Commission. The forward-looking statements in this proxy statement speak only as of the date hereof, and the Company undertakes no obligation to update any such statement after the date of this proxy statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Annex A

Proposed Amendment to Amended and Restated Certificate of Incorporation

Set forth below are proposed changes to the Company’s Amended and Restated Certificate.

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

PILGRIM’S PRIDE CORPORATION

This Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”) was duly adopted in accordance with Sections 242~~,~~ and 245 ~~and 303~~ of the General Corporation Law of the State of Delaware (the “DGCL”~~) and provision for the making of this Amended and Restated Certificate of Incorporation is contained in a decree or order of a court or judge having jurisdiction of a proceeding under the United States Bankruptcy Code (the “Bankruptcy Code”~~). The original certificate of incorporation of the corporation was filed with the Secretary of State of the State of Delaware on September 11, 1986.

ARTICLE I

NAME

The name of the corporation is Pilgrim’s Pride Corporation (the “Corporation”).

ARTICLE II

REGISTERED OFFICE AND REGISTERED AGENT

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle, 19801. The name of the registered agent of the Corporation at that address is The Corporation Trust Company.

ARTICLE III

CORPORATE PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

ARTICLE IV

CAPITAL STOCK

Section 4.1. Shares and Classes Authorized. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 850,000,000, consisting of 800,000,000 shares of Common Stock, par value $.01 per share (the “Common Stock”) and 50,000,000 shares of Preferred Stock, par value $.01 per share (the “Preferred Stock”).

Section 4.2. Preferred Stock. The Board of Directors of the Corporation (the “Board”) is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware (a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, voting rights, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below sum of the number of shares thereof then outstanding and the number of shares into which any preferred or other securities may be converted or for which they may be exchanged) by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, without a vote of the holders of the Preferred Stock, or of any series thereof, irrespective of the provisions of Section 242(b)(2) of the DGCL, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

Annex A-1

Section 4.3. Common Stock. Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Preferred Stock Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation relating to any series of Preferred Stock).

ARTICLE V

DIRECTORS

Section 5.1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the bylaws of the Corporation (the “Bylaws”), the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

Section 5.2. Number; Composition and Term of Office.

(a) ~~Subject to Section 5.2(b), the~~The number of directors shall be ~~nine (9)~~as set forth in this Section 5.2.

(b) The Board shall consist of ~~six (6)~~such number of JBS Directors~~, two (2)~~ and Equity Directors ~~and one (1) Founder Director; provided that, if at any time~~based on the beneficial ownership by the JBS Stockholder of the issued and outstanding Common Stock as a percentage of the total issued and outstanding Common Stock ~~changes to an amount~~, as set forth below~~, then there shall be the following changes in the composition of the Board~~:

% Owned by the JBS Stockholder	No. of JBS Directors	No. of Equity Directors	~~No. of Founder Directors~~
≥ 90%	8	~~0~~2	~~1~~
≥ 80% but < 90%	~~7~~8	~~1~~2	~~1~~
≥ 50% but < 80%	6	~~2~~3	~~1~~
≥ 40% but < 50%	5	~~3~~4	~~1~~
≥ 35% but < 40%	4	45	~~1~~
> 10% but < 35%	3	~~5~~6	~~1~~
≤ 10%	0	~~8~~9	~~1~~

provided ~~that, upon the occurrence of the Founder Triggering Event, there shall no longer be a Founder Director on the Board, and the number of Equity Directors on the Board as set forth above shall be increased by one (1); provided further that during the Exchange Period (defined in Section 8.2(a)) there shall be at least two (2) Equity Directors; provided further~~ that, if applicable law or, at any time while the Corporation’s equity securities are traded on an Exchange, the rules of such Exchange require a greater number or proportion of independent directors on the Board, then

(i) if the JBS Stockholder beneficially owns at least 50% of the issued and outstanding Common Stock, then, at the option of the JBS Nominating Committee, either (A) one or more of the then-existing JBS Directors who are not independent directors shall be replaced with one or more JBS Directors who are independent directors such that, after such replacement, the number or proportion of independent directors on the Board will comply with such requirement or (B) the number of directors on the Board shall be increased by two (2) and the vacancies created by such increase shall be filled with persons designated by the JBS Nominating Committee who are independent directors such that the number or proportion of independent directors on the Board will comply with such requirement; or

(ii) if the JBS Stockholder beneficially owns less than 50% of the issued and outstanding Common Stock, then one or more of the then-existing JBS Directors who are not independent directors shall be replaced with one or more JBS Directors who are independent directors such that, after such replacement, the number or proportion of independent directors on the Board will comply with such requirement.

Annex A-2

In the event that the size of the Board is expanded pursuant to this Section 5.2, no person shall be nominated or appointed as a director if the Equity Nominating Committee reasonably determines that such person (A) is unethical or lacks integrity or (B) is a competitor or is affiliated with a competitor of the Corporation or any of its material subsidiaries. As used in this Certificate of Incorporation, a Person shall be deemed the “beneficial owner” of, shall be deemed to have “beneficial ownership” of and shall be deemed to “beneficially own” any Common Stock which such Person or any of such Person’s Affiliates is deemed to beneficially own, directly or indirectly, within the meaning of Rule 13d-3 of the Exchange Act; provided, however, that beneficial ownership by the JBS Stockholder will not include shares of Common Stock held by members of a “group” (as that term is used in Rule 13d-5 under the Exchange Act) other than JBS USA and its Affiliates. Notwithstanding anything in this Section 5.2(b) or Article ~~XIII~~XII to the contrary, so long as the JBS Stockholder beneficially owns at least 80% of the issued and outstanding Common Stock, the JBS Nominating Committee may choose to maintain only six (6) JBS Directors on the Board, in which case there shall be ~~two~~three (~~2~~3) Equity Directors ~~and one (1) Founder Director~~ on the Board.

(c) At each annual meeting of stockholders, each director elected to succeed a director whose term expires shall be elected for a term of office to expire at the next annual meeting of stockholders after his or her election, with each director to hold office until his or her successor shall have been duly elected and qualified or until the earlier of his or her death, resignation or removal in accordance with this Certificate of Incorporation and the Bylaws. The election of directors need not be by written ballot unless the Bylaws so provide. Directors need not be stockholders.

Section 5.3. Vacancies. Subject to Section 5.2, any vacancy on the Board, howsoever resulting, shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by the sole remaining director; provided, however, that (a) a vacancy in the directorship of a JBS Director may be filled only through the affirmative vote of a majority of directors on the JBS Nominating Committee, even if less than a quorum, or by the sole remaining director on the JBS Nominating Committee, or if no directors remain on the JBS Nominating Committee, by the stockholders and (b) a vacancy in the directorship of an Equity Director ~~or a Founder Director~~ may be filled only by the affirmative vote of a majority of directors on the Equity Nominating Committee, even if less than a quorum, or by the sole remaining director on the Equity Nominating Committee or if no directors remain on the Equity Nominating Committee, by the stockholders. The term of office of any director elected to fill a vacancy shall expire at the next annual meeting of stockholders after his or her election, with each director to hold office until his or her successor shall have been duly elected and qualified or until the earlier of his or her death, resignation or removal in accordance with this Certificate of Incorporation and the Bylaws.

Section 5.4. Special Nominating Committees.

(a) (i) The Board shall establish two committees (collectively, the “Special Nominating Committees”), which shall be designated as the “JBS Nominating Committee” and the “Equity Nominating Committee,” each of which shall have the power and authority of the Board with respect to the matters described in Sections 5.3 and 5.4. The JBS Nominating Committee shall consist solely of JBS Directors, and the Equity Nominating Committee shall consist solely of all of the Equity Directors.

(ii) The JBS Nominating Committee shall have the exclusive authority to nominate the JBS Directors, fill vacancies pursuant to Section 5.3 and select the members of the JBS Nominating Committee; and the Equity Nominating Committee shall have the exclusive authority to nominate the Equity Directors, fill vacancies pursuant to Section 5.3, select the members of the Equity Nominating Committee, and shall be entitled to call a special meeting of stockholders of the Corporation to comply with Section 3.01(d) of the Stockholders Agreement~~; provided that, prior to the occurrence of the Founder Triggering Event, the Equity Nominating Committee shall, to the fullest extent permitted by law and subject to any applicable fiduciary duties, nominate the Founder Director~~. Any member or alternate member of the Equity Nominating Committee shall be removed only by the approval of a majority of the members of the Equity Nominating Committee.

(iii) For so long as the JBS Stockholder is the beneficial owner of 35% or more of the outstanding Common Stock, no person shall be nominated as an Equity Director pursuant to this Certificate of Incorporation if JBS USA reasonably determines that such person (i) is unethical or lacks integrity or (ii) is a competitor or is affiliated with a competitor of the Corporation.

(iv) Two (2) Equity Directors (or one (1) if there is only one (1) Equity Director on the Board) shall satisfy the independence requirements of Rule 10A-3 under the Exchange Act and be financially literate for purposes of the applicable listing standards of the Exchange on which the Common Stock is then listed, or if the Common Stock is not

Annex A-3

then listed, then for purposes of Section 303A.07 of The New York Stock Exchange Listed Company Manual (or any successor rule) (“financially literate”), and, for so long as there are two (2) or more Equity Directors on the Board, at least one (1) Equity Director shall qualify as an “audit committee financial expert” as that term is used in Item 407 of Regulation S-K under the Exchange Act (or any successor rule).

(v) If the JBS Stockholder beneficially owns at least 50% of the issued and outstanding Common Stock, at least ~~one~~two (~~1~~2) JBS ~~Director~~Directors shall (A) be ~~an~~ independent ~~director~~directors, (B) satisfy the independence requirements of Rule 10A-3 under the Exchange Act and (C) be financially literate.

(b) Notwithstanding anything herein to the contrary, to the maximum extent permitted by law, the Equity Nominating Committee, acting by majority vote, shall have the right to control the Corporation’s exercise of its rights and remedies under the Stockholders Agreement, including, without limitation, (i) the granting of (or refusal to grant) any approvals, consents or waivers by the Corporation thereunder, (ii) the giving (or withholding) of any notices by the Corporation thereunder, (iii) the approval (or disapproval) of the Corporation’s entry into any amendment or supplement to the Stockholders Agreement and (iv) the initiation, prosecution or settlement of any claim, action, suit, arbitration, inquiry, proceeding or investigation arising in connection therewith. The Equity Directors shall be permitted to retain separate advisors (legal or financial) at the expense of the Corporation in connection with the performance of their duties under Sections 5.3, 5.4~~,~~ and 5.5~~, 8.1 and 8.4~~ and Articles VI and ~~X~~IX of this Certificate of Incorporation or under Sections 3.01(d), 3.03 and 6.21 of the Stockholders Agreement.

(c) Except for the JBS Nominating Committee, any committee designated or appointed by the Board shall have at least one Equity Director as a member thereof.

Section 5.5. Approval of Certain Matters. The approval of any of the following matters shall require, in addition to any approval required by law, (a) the affirmative vote of a majority of the directors present at a meeting of the Board at which a quorum is present and (b) the affirmative vote of at least a majority of the Equity Directors ~~and any Founder Director, as a group~~:

(i) the creation of any committee of the Board with, or the delegation to any committee of the Board of, any power or authority which, individually or taken as a whole with any other power and/or authority, would adversely affect, or could reasonably be expected to adversely affect, in any material respect, the rights of the Minority Investors;

(ii) any change in the size of the Board;

(iii) any action that would reasonably be expected to cause the Corporation to no longer satisfy the listing requirements of any Exchange on which any shares of capital stock of the Corporation are listed or quoted;

(iv) any amendment or repeal of this Section 5.5, Sections 5.2, 5.3, 5.4 or 5.6 or Articles VI, VIII, IX, X, XI~~,~~ or XII ~~or XIII~~, or any other amendment to this Certificate of Incorporation that, individually or taken as a whole with any other amendments, would adversely affect, or could reasonably be expected to adversely affect, in any material respect the rights of the Minority Investors, as a class (whether by merger, consolidation or otherwise);

(v) any creation, authorization or issuance of any series of Preferred Stock that, individually or taken as a whole with any other issuances of Preferred Stock, would adversely affect, or could reasonably be expected to adversely affect, in any material respect the Minority Investors, as a class, in a disproportionately adverse manner relative to all holders of Common Stock (whether by merger, consolidation or otherwise); or

(vi) agreeing to do any of the foregoing.

~~In addition to the foregoing, prior to the occurrence of the Founder Triggering Event, the approval of the Founder Director shall be required for the Board to validly approve and authorize any amendment (whether by merger, consolidation or otherwise) to Section 5.2, Section 5.4, Article X, Article XIII and this sentence of this Certificate of Incorporation that would adversely affect, or could reasonably be expected to adversely affect, in any material respect, the rights of the Founder Director in his role as a director of the Corporation.~~ Notwithstanding anything to the contrary in this Section 5.5, actions which are permitted by this Certificate of Incorporation or the Stockholders Agreement ~~(including, without limitation, the Mandatory Exchange Transaction),~~ shall not require the approvals set forth in this Section 5.5. If at any time any stockholder of the Corporation owns 100% of the issued and outstanding Common Stock, this Section 5.5 shall be of no further force or effect.

Annex A-4

Section 5.6. Director Fees and Expenses. Each of the directors of the Corporation shall be entitled to receive reasonable and customary fees for his or her service as a director (which fees shall be set by the Board from time to time). Each of the directors shall be entitled to be reimbursed by the Corporation for his or her reasonable out-of-pocket expenses incurred in connection with the performance of his or her duties as a director of the Corporation.

ARTICLE VI

MEETINGS OF STOCKHOLDERS

Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the Chief Executive Officer, the President, the affirmative vote of a majority of the whole Board or, as provided in Section 5.4, the Equity Nominating Committee.

ARTICLE VII

NON-VOTING EQUITY SECURITIES

The Corporation shall not issue any class of non-voting equity securities unless and solely to the extent permitted by Section 1123(a)(6) of the United States Bankruptcy Code (the “Bankruptcy Code”) as in effect on the date of filing this Certificate of Incorporation with the Secretary of State of the State of Delaware; provided, however, that this Article VII: (a) will have no further force and effect beyond that required under Section 1123(a)(6) of the Bankruptcy Code; (b) will have such force and effect, if any, only for so long as Section 1123(a)(6) of the Bankruptcy Code is in effect and applicable to the Corporation; and (c) in all events may be amended or eliminated in accordance with applicable law from time to time in effect.

ARTICLE VIII

~~TRANSFER RESTRICTIONS; MANDATORY EXCHANGE~~

~~Section 8.1. Restrictions on Transfer on the JBS Stockholder.~~

~~(a) At any time prior to January 27, 2012, no shares of capital stock of the Corporation shall be Transferred to the JBS Stockholder if such Transfer would cause the JBS Stockholder to be in violation of Article 2 of the Stockholders Agreement (a “Prohibited Transfer”). The prior sentence is not intended to prevent the shares of capital stock of the Corporation from being DTC-eligible and shall not preclude the settlement of any transactions in shares of capital stock of the Corporation entered into through the facilities of any Exchange, provided that, if the settlement of a transaction would result in a Prohibited Transfer, such Transfer shall nonetheless be a Prohibited Transfer. The Corporation shall not, and no employee or agent of the Corporation shall, recognize or record upon its books any Prohibited Transfer. Any purported transaction in violation of this Article VIII shall be void ab initio, and the purported transferee of such shares (the “Purported Transferee”) shall not be recognized as a stockholder of the Corporation for any purpose whatsoever in respect of such shares that are the subject of the Prohibited Transfer (the “Prohibited Securities”), including the right to vote such Prohibited Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof. Once the Prohibited Securities have been acquired in a Transfer that is not a Prohibited Transfer, such securities shall cease to be Prohibited Securities. Any or all of the Equity Directors shall have the authority to direct and cause the officers of the Corporation to take all action reasonably necessary or advisable to enforce the terms of this Section 8.1, including, without limitation, to require as a condition to the registration of the Transfer of any shares of capital stock of the Corporation or the payment of any distribution on any such shares that the proposed transferee or payee furnish to the Corporation all information reasonably requested by the Corporation. The Corporation may make such arrangements or issue such instructions to its stock transfer agent as may be necessary or advisable to implement this Section 8.1, including, without limitation, authorizing such agent to require an affidavit from a purported transferee regarding such Person’s beneficial or record ownership of stock and other evidence that a Transfer will not be prohibited by this Section 8.1.~~

~~(b) If a Prohibited Transfer has been recorded by an agent or employee of the Corporation notwithstanding the prohibition in this Section 8.1, such recording and the Prohibited Transfer shall be void ab initio and have no legal effect and, upon written demand by the Corporation, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership, whether direct or indirect, of the Prohibited Securities within the Purported Transferee’s possession or control, together with any dividends or other distributions that were received by the Purported Transferee~~

Annex A-5

~~from the Corporation with respect to the Prohibited Securities (the “Prohibited Distributions”), to an agent designated by the Equity Directors (the “Agent”). The Agent shall thereupon sell to a buyer or buyers, which may include the purported transferor, the Prohibited Securities transferred to it in one or more arm’s-length transactions (including over a national securities exchange or national securities quotation system on which the securities of the Corporation may be traded); provided, however, that the Agent, in its sole discretion, shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the securities of the Corporation, would adversely affect the value of the securities of the Corporation or would be in violation of applicable securities laws. If the Purported Transferee has resold the Prohibited Securities before receiving the Corporation’s demand to surrender the Prohibited Securities to the Agent, the Purported Transferee shall be deemed to have sold the Prohibited Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section 8.1(c) if the Agent, rather than the Purported Transferee, had resold the Prohibited Securities.~~

~~(c) The Agent shall apply any proceeds of a sale by it of Prohibited Securities and, if the Purported Transferee had previously resold the Prohibited Securities, any amounts received by it from a Purported Transferee, as follows: (i) first, to reimburse itself to the extent necessary to cover its costs and expenses incurred in accordance with its duties hereunder; (ii) second, to reimburse the Purported Transferee for the amounts paid by the Purported Transferee for the Prohibited Securities (or in the case of any Prohibited Transfer by gift, devise or inheritance or any other Prohibited Transfer without consideration, the fair market value, calculated on the basis of the closing market price for the securities of the Corporation on the day before the Prohibited Transfer); and (iii) third, the remainder, if any, to the original transferor, or, if the original transferor cannot be readily identified, to an entity designated by the Equity Directors that is described in Section 501(c) of the Internal Revenue Code of 1986, as amended (the “Code”), contributions to which must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code. The recourse of any Purported Transferee with respect of any Prohibited Transfer shall be limited to the amount payable to the Purported Transferee pursuant to clause (ii) of this Section 8.1(c). Except as may be required by law, in no event shall the proceeds of any sale of Prohibited Securities pursuant to this Section 8.1(c) inure to the benefit of the Corporation or the Agent, except to the extent used to cover expenses incurred by the Agent in performing its duties hereunder.~~

~~(d) If the Purported Transferee fails to surrender the Prohibited Securities or the proceeds of a sale thereof to the Agent within thirty (30) days from the date on which the Corporation makes a demand pursuant to Section 8.1(b), then the Corporation may take such actions as it deems necessary to enforce the provisions hereof, including the institution of legal proceedings to compel such surrender.~~

~~(e) This Section 8.1 shall not limit or impair the rights of the JBS Stockholder with respect to any shares of Common Stock received by it pursuant to the Stock Purchase Agreement dated September 15, 2009 between JBS USA and the Corporation.~~

~~Section 8.2. Mandatory Exchange.~~

~~(a) In the event JBS USA completes an initial public offering (the “JBS USA IPO”) of the JBS USA Common Stock, then, at any time during an Exchange Window falling within the period commencing on the date of the closing of the JBS USA IPO (the “Exchange Period Commencement Date”) and ending January 27, 2012 (the “Exchange Period”), JBS USA will have the right to deliver written notice of a Mandatory Exchange Transaction to the Corporation at its principal place of business. Subject to Section 8.2(b), upon delivery to the Corporation of notice of the Mandatory Exchange Transaction each share of Common Stock held by stockholders other than JBS USA (the “Exchanged Holders”) shall automatically, without any further action on behalf of the Corporation or any of the Exchanged Holders, be transferred to JBS USA in exchange for a number of duly authorized, validly issued, fully paid and non-assessable shares of JBS USA Common Stock equal to the Exchange Offer Ratio (collectively, the “Exchange Shares”). The Mandatory Exchange Transaction shall be effected in compliance with all applicable laws.~~

~~(b) Notwithstanding anything herein to the contrary, shares of Common Stock held by the Founder Group shall not be subject to the Mandatory Exchange Transaction for a period of six months and one day after December 28, 2009 (“Deferral Period”). If the Mandatory Exchange Transaction will have been implemented with respect to the~~

Annex A-6

~~Exchanged Holders other than the Founder Group during the Deferral Period, then, immediately following expiration of the Deferral Period, all shares of Common Stock held by the Founder Group shall automatically, without any further action on behalf of the Corporation or any member of the Founder Group, be transferred to JBS USA in exchange for a number of duly authorized, validly issued, fully paid and non-assessable shares of JBS USA Common Stock equal to the Exchange Offer Ratio determined in Section 8.2(a).~~

~~(c) No certificates or scrip representing fractional shares of JBS USA Common Stock shall be issued upon the surrender for exchange of certificates representing shares of Common Stock, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of the Corporation. When any distribution pursuant to this Section 8.2(c) would otherwise result in the issuance of a number of shares of JBS USA Common Stock that is not a whole number, the actual distribution of shares of JBS USA Common Stock shall be rounded as follows: (i) fractions of one-half (½) or greater shall be rounded to the next higher whole number and (ii) fractions of less than one-half (½) shall be rounded to the next lower whole number with no further payment or other distribution therefor. The total number of authorized shares of JBS USA Common Stock to be distributed to the Exchanged Holders shall be adjusted as necessary to account for the rounding provided in this Section 8.2(c).~~

~~Section 8.3. Legend. Each certificate representing shares of capital stock issued by the Corporation shall conspicuously bear the following legend:~~

~~“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, INCLUDING AS SET FORTH IN A STOCKHOLDERS AGREEMENT BETWEEN THE CORPORATION AND JBS USA HOLDINGS, INC. AND MANDATORY EXCHANGE PROVISIONS SET FORTH UNDER ARTICLE VIII OF THE CERTIFICATE OF INCORPORATION OF THE CORPORATION, AS AMENDED AND IN EFFECT FROM TIME TO TIME, COPIES OF WHICH MAY BE OBTAINED FROM THE CORPORATION UPON REQUEST.”~~

~~Section 8.4. Procedures and Transfer of Title. (a) Upon receipt of the notice of the Mandatory Exchange Transaction, the Corporation shall give notice to the Exchanged Holders that a Mandatory Exchange Transaction has occurred pursuant to this Article VIII. Such notice shall contain the date of the consummation of the Mandatory Exchange Transaction (the “Consummation Date”), the Exchange Offer Ratio and the manner in which the holders of Common Stock may exchange the certificates previously representing shares of Common Stock for certificates representing the shares of JBS USA Common Stock into which such shares of Common Stock shall have been mandatorily exchanged. On or before the Consummation Date, JBS USA shall deposit the Exchange Shares (including, if applicable, any shares to be issued to the Founder Group upon expiration of the Deferral Period) with a bank or similar entity designated by the Equity Directors to deliver the Exchange Shares to the Exchanged Holders (the “Exchange Agent”), such consideration to be deposited with the Exchange Agent and delivered in trust for the benefit of the Exchanged Holders and accompanied by irrevocable instructions to deliver, on or immediately after the Consummation Date (or, with respect to the Founder Group, if applicable, following expiration of the Deferral Period), the Exchange Shares for the shares of Common Stock held by the Exchanged Holders upon their surrender.~~

~~(b) Upon receipt of such notice (or, with respect to the Founder Group, if applicable, following expiration of the Deferral Period), each Exchanged Holder shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Exchange Agent at the place designated in such notice, and shall thereafter receive Exchange Shares. At the Consummation Date (or, if applicable, following expiration of the Deferral Period), the shares of Common Stock held by the Exchanged Holders shall be owned of record by JBS USA, and Exchanged Holders shall cease to be stockholders of the Corporation and shall have no right or interest in such shares of Common Stock, excepting only the right of such Exchanged Holders to receive the Exchange Shares therefor. From and after the Consummation Date, certificates that previously represented shares of Common Stock held by the Exchanged Holders shall represent only the right to receive the Exchange Shares.~~

~~Section 8.5. Effect of Mandatory Exchange. From and after the Consummation Date, JBS USA shall be the sole holder of all of the issued and outstanding shares of Common Stock, notwithstanding the failure of any Exchanged Holders to surrender such certificates on or prior to such date to the Exchange Agent.~~

Annex A-7

~~ARTICLE IX~~

LIMITATION OF DIRECTORS’ LIABILITY

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE ~~X~~IX

BYLAWS

The Board is expressly empowered to adopt, amend or repeal the Bylaws. Any adoption, amendment or repeal by the Board of the Bylaws or any provisions thereof that, individually or taken as a whole, would adversely affect, or could reasonably be expected to adversely affect, in any material respect, the rights of the Minority Investors, as a class, in each case, shall require the approval of at least a majority of the total authorized number of directors, including the approval of at least a majority of the Equity Directors ~~and any Founder Director, as a group. In addition to the foregoing, prior to the occurrence of the Founder Triggering Event, the approval of the Founder Director shall be required for the Board to validly approve and authorize any amendment (whether by merger, consolidation or otherwise) to Section 3.3, Section 3.6, Section 3.10(f) and Article 9 of the Bylaws that would adversely affect, or could reasonably be expected to adversely affect, in any material respect, the rights of the Founder Director in his role as a director of the Corporation~~. Subject to applicable law and the rights of the holders of any series of Preferred Stock, the stockholders shall also have the power to adopt, amend or repeal the Bylaws by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, present in person or represented by proxy, at a meeting at which a quorum is present, voting together as a single class; provided, however, that, in addition to such vote, the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (other than shares of capital stock of the Corporation beneficially owned by the JBS Stockholder), voting together as a single class, shall be required to adopt, amend or repeal the Bylaws or any provisions thereof.

ARTICLE ~~XI~~ X

RELATED-PARTY TRANSACTIONS

Section ~~11.1~~10.1. Independent Committee Oversight. Neither the Corporation nor any of its subsidiaries shall enter into any transaction required to be disclosed under Item 404 of Regulation S-K under the Exchange Act unless the audit committee or another committee, in each case, comprised solely of independent directors first reviews, evaluates and approves the transaction, such approval to be evidenced by a resolution stating that such committee has, in good faith, unanimously determined that such transaction complies with the provisions of this Section ~~11.1~~10.1.

Section ~~11.2~~10.2. Terms of Transactions; Retention of Proceeds. Neither the Corporation nor any of its subsidiaries shall sell, lease, transfer or otherwise dispose of any of its properties or assets to, or for the benefit of, or purchase or lease any property or assets from, or for the benefit of, the JBS Stockholder, except on terms that are fair and reasonable to the Corporation and no less favorable to the Corporation or the relevant subsidiary than those that could have been obtained in a comparable transaction by the Corporation or such subsidiary on an arms’-length basis from an unrelated Person. The Corporation and its subsidiaries shall retain the proceeds of any sale or disposition by any of them of any of their respective properties or assets, whether now owned or hereafter acquired.

Annex A-8

ARTICLE ~~XII~~ XI

AMENDMENT

Subject to Section 5.5, the Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation.

ARTICLE ~~XIII~~ XII

DEFINITIONS

For purposes of this Certificate of Incorporation, the following terms have the meanings set forth below:

“Affiliate” has the meaning set forth in Rule 12b-2 under the Exchange Act.

“Equity Directors” means the two (2) directors designated as “Equity Directors” on Schedule 3.01(a)(iii) to the Stockholders Agreement, their successors as nominated by the Equity Nominating Committee and elected by the stockholders of the Corporation or appointed by the Equity Nominating Committee to fill any vacancy pursuant to Section 5.3 and any other person, other than a JBS Director, nominated by the Minority Investors to succeed an Equity Director in accordance with this Certificate of Incorporation and the Bylaws and elected by the stockholders of the Corporation; provided that, if at any time the ownership by the JBS Stockholder of the issued and outstanding Common Stock as a percentage of the total issued and outstanding Common Stock changes to a threshold amount set forth in Section 5.2(b), then the number of Equity Directors shall be changed to the corresponding number of Equity Directors set forth in Section 5.2(b); provided further that~~, upon the occurrence of a Founder Triggering Event, there shall no longer be a Founder Director on the Board and the number of Equity Directors on the Board shall be increased by one (1); provided further that~~ each person serving as an Equity Director must qualify as an independent director.

“Exchange” means any national securities exchange registered under Section 6 of the Exchange Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

~~“Exchange Offer Ratio” is a fraction, the numerator of which is the average volume-weighted daily trading price per share on the principal Exchange for the Common Stock, and the denominator of which is the average volume-weighted daily trading price per share on the principal Exchange for the JBS USA Common Stock, in each case as measured during the number of consecutive trading days immediately preceding the date on which JBS USA delivered notice of the Mandatory Exchange Transaction to the Corporation that is equal to the Measurement Period.~~

~~“Exchange Window” means a period of time beginning on the 6th trading day after the first day on which both the Corporation and JBS USA will have each made their respective Periodic Disclosure relating to the immediately preceding fiscal quarter or year, as applicable, and ending on the last day of the fiscal quarter during which the first day of the Exchange Window fell.~~

~~“Founder Director” means Lonnie “Bo” Pilgrim or, if a Founder Triggering Event will have occurred solely with respect to Lonnie “Bo” Pilgrim, then Lonnie Ken Pilgrim.~~

~~“Founder Group” means the Founder Director, his spouse, his issue, his estate and any trust, partnership or other entity established or existing primarily for the benefit of him, his spouse and/or issue, including, without limitation, Pilgrim Interests, Ltd., Pilgrim Family Trust I, Pilgrim Family Trust II, PFCP, Ltd, Lonnie Jaggers Pilgrim Minority Trust and Greta Gail Pilgrim Minority Trust.~~

~~“Founder Triggering Event” means the date on which any one or more of the following shall have occurred with respect to both of Lonnie “Bo” Pilgrim and Lonnie Ken Pilgrim: death, resignation or having been determined to be incapacitated by a court of competent jurisdiction with respect to his ability to serve as a director of the Corporation.~~

“independent director” has the meaning ascribed to such term in the applicable listing standards of the Exchange on which the Common Stock is then listed, or if the Common Stock is not then listed, then as such term is defined in Section 303A.02 of The New York Stock Exchange Listed Company Manual (or any successor rule).

Annex A-9

“JBS Directors” means the six (6) initial directors designated as “JBS Directors” on Schedule 3.01(a)(i) to the Stockholders Agreement, their successors as nominated by the JBS Nominating Committee pursuant to this Certificate of Incorporation and elected by the stockholders of the Corporation or appointed by the JBS Nominating Committee or the stockholders to fill any vacancy pursuant to Section 5.3; provided that, if at any time the ownership by the JBS Stockholder of the issued and outstanding Common Stock as a percentage of the total issued and outstanding Common Stock changes to a threshold amount set forth in Section 5.2(b), then the number of JBS Directors shall be changed to the corresponding number of JBS Directors set forth in Section 5.2(b).

“JBS Stockholder” means JBS USA or any of its Affiliates.

“JBS USA” means JBS USA Holdings, Inc., or any successor thereto.

“JBS USA Common Stock” means the common stock of JBS USA listed on an Exchange.

~~“Mandatory Exchange Transaction” means the mandatory exchange of the shares of Common Stock for the Exchange Shares in accordance with Section 8.2.~~

~~“Measurement Period” means a number of consecutive trading days which is equal to twice the number of consecutive trading days between (i) the first date on which both JBS USA and the Corporation shall have both made their respective Periodic Disclosure and (ii) the date on which JBS USA delivers to the Corporation the notice of the Mandatory Exchange Transaction.~~

“Minority Investors” means the stockholders of the Corporation other than the JBS Stockholder.

~~“Periodic Disclosure” for a given calendar quarter or year means the first to be filed with the Securities and Exchange Commission of an issuer’s Quarterly Report on Form 10-Q, Annual Report on Form 10-K or earnings release required to be disclosed under Item 2.02 of Form 8-K covering such quarter or fiscal year, which filing complies, in all material respects with the applicable requirements of the Exchange Act.~~

“Person” means any individual, partnership, company, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

“Stockholders Agreement” means the Stockholders Agreement dated December 28, 2009 between the Corporation and JBS USA (as amended by amendment no. 1 thereto dated December 17, 2012 and amendment no. 2 thereto dated [ ], 2024), a copy of which will be made available to any stockholder of the Corporation upon written request.

“Transfer” means to sell, transfer, convey, grant an option in or with respect to, otherwise dispose of or take any other similar action, directly or indirectly.

Annex A-10

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed on its behalf on this ~~28th~~[    ]th day of ~~December~~            , ~~2009~~2024.

PILGRIM’S PRIDE CORPORATION
By:	~~/s/ Don Jackson~~
Name: ~~Don Jackson~~Fabio Sandri
Title: President and Chief Executive Officer ~~and~~
~~President~~

[Signature page to Amended and Restated Certificate of Incorporation]

Annex A-11

Annex B

Proposed Amendment to Restated Corporate Bylaws

Set forth below are proposed changes to the Company’s Restated Bylaws (excluding the table of contents).

AMENDED AND RESTATED

CORPORATE BYLAWS

OF

PILGRIM’S PRIDE CORPORATION

(a Delaware Corporation)

ARTICLE 1
NAME AND OFFICES

1.1 Name. The name of the Corporation is PILGRIM’S PRIDE CORPORATION, hereinafter referred to as the “Corporation.”

1.2 Registered Office and Agent. The Corporation shall establish, designate and continuously maintain a registered office and agent in the State of Delaware.

1.3 Other Offices. The Corporation may also have offices at such other places within and without the State of Delaware as the Board of Directors may, from time to time, determine the business of the Corporation may require.

ARTICLE 2
STOCKHOLDERS

2.1 Place of Meetings. Each meeting of the stockholders of the Corporation is to be held at the principal offices of the Corporation or at such other place, either within or without the State of Delaware, as may be specified in the notice of the meeting or in a duly executed waiver of notice thereof.

2.2 Annual Meetings. An annual meeting of stockholders of the Corporation shall be held each calendar year on such date and at such time as shall be designated from time to time by the Board of Directors, which date shall be within thirteen (13) months of the last annual meeting of stockholders, and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. At such meeting, the stockholders shall elect directors (each, a “Director”) and transact such other business as may properly be brought before the meeting.

2.3 Special Meetings. Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the Chief Executive Officer, the President, the affirmative vote of a majority of the Whole Board or, as provided in Section 3.10(f), the Equity Nominating Committee. The notice of a special meeting shall state the purpose or purposes of the proposed meeting and the business to be transacted at any such special meeting of stockholders, and shall be limited to the purposes stated in the notice therefor.

2.4 Notice. Written or printed notice of the meeting stating the place, if any, day and hour of the meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting as determined in accordance with the provisions of Section 2.10 hereof, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation). If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail, with postage thereon prepaid, addressed to the stockholder entitled thereto at his address as it appears on the stock records of the Corporation.

2.5 Voting List. The officer having charge and custody of the stock records of the Corporation shall prepare, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder; provided, however, if the record date for determining the stockholders

Annex B-1

entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of not less than ten (10) days prior to such meeting at the principal office of the Corporation. ~~If the meeting is to be held at a place, such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the entire time of the meeting.~~ The original stock records shall be the only evidence as to identity of the stockholders entitled to examine such list and to vote at any such meeting of the stockholders.

2.6 Quorum. The holders of a majority of the combined voting power of the capital stock issued and outstanding and entitled to vote thereat, represented in person or by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law, the Certificate of Incorporation or these Bylaws. If, however, such quorum shall not be present or represented at any such meeting of the stockholders, (I) holders of a majority of the combined voting power of the capital stock entitled to vote thereat, present in person, or represented by proxy, or (I) the chairman of the meeting shall have the power to adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the reconvened meeting, a notice of said meeting shall be given to each stockholder entitled to vote at said meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally notified.

2.7 Requisite Vote. If a quorum is present at any meeting, the affirmative vote of the holders of a majority of the total outstanding voting power of capital stock, present in person or represented by proxy, shall determine any question brought before such meeting, unless the question is one upon which, by express provision of the Certificate of Incorporation or of these Bylaws, a different vote shall be required, in which case such express provision shall govern and control the determination of such question.

2.8 Withdrawal of Quorum. If a quorum is present at the time of commencement of any meeting, the stockholders present at such duly convened meeting may continue to transact any business which may properly come before said meeting until adjournment thereof, notwithstanding the withdrawal from such meeting of sufficient holders of the shares of capital stock entitled to vote thereat to leave less than a quorum remaining.

2.9 Voting at Meeting. Voting at meetings of stockholders shall be conducted and exercised subject to the following procedures and regulations:

(a) Voting Power. In the exercise of voting power with respect to each matter properly submitted to a vote at any meeting of stockholders, each holder of the capital stock of the Corporation having voting power shall be entitled to such number of votes as shall be specified in the Certificate of Incorporation.

(b) Exercise of Voting Power; Proxies. Each stockholder entitled to vote at a meeting may vote either in person or authorize another person or persons to act for him by proxy duly appointed by instrument in writing or by transmission permitted by law; provided, however, no such appointment of proxy shall be valid, voted or acted upon after the expiration of three (3) years from the date of such proxy, unless otherwise stated therein. A proxy shall be revocable unless expressly designated therein as irrevocable and coupled with an interest. Proxies coupled with an interest include the appointment as proxy of: (i) a pledgee; (ii) a person who purchased or agreed to purchase or owns or holds an option to purchase the shares voted; (iii) a creditor of the Corporation who extended its credit under terms requiring the appointment; (iv) an employee of the Corporation whose employment contract requires the appointment; or (v) a party to a voting agreement created under Section 218 of the Delaware General Corporation Law. Each proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting. Any vote may be taken by voice vote or by show of hands unless someone entitled to vote at the meeting objects, in which case written ballots shall be used.

(c) Election of Directors. In all elections of Directors, cumulative voting shall be prohibited.

2.10 Record Date. A record date shall be fixed or determined in the following manner. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date

Annex B-2

on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

2.11 No Actions Without Meeting. Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

2.12 Stockholder Proposals. At the annual meeting of stockholders of the Corporation, only such business shall be conducted and only such proposals shall be acted upon as shall have been properly brought before such annual meeting. To be properly brought before an annual meeting, business or proposals must (i) be specified in the notice relating to the meeting (or any supplement thereto) given by or at the direction of the Board of Directors in accordance with these Bylaws or (ii) be properly brought before the meeting by a stockholder of the Corporation who (A) is a stockholder of record at the time of the giving of such stockholder’s notice provided for herein, (B) shall be entitled to vote at the annual meeting and (C) complies with the requirements of this Section, and otherwise be proper subjects for stockholder action under the Delaware General Corporation Law and be properly introduced at the annual meeting. For a proposal to be properly brought before the annual meeting by a stockholder of the Corporation, in addition to any other applicable requirements, such stockholder must have given timely advance notice thereof in writing to the Secretary of the Corporation. To be timely, such stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 120 days nor more than 270 days prior to the scheduled annual meeting date, regardless of any postponements, deferrals or adjournments of such annual meeting to a later date. Any such stockholder’s notice to the Secretary of the Corporation shall set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a description of the proposal desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, the name and address, as they appear on the Corporation’s books, of such stockholder proposing such business, any other stockholders of the Corporation known by such stockholder to be in favor of such proposal and of any such beneficial owner; and (iii) the class and number of shares of capital stock of the Corporation owned of record and beneficially by such stockholder and any such beneficial holder on the date of such notice. The presiding officer of the meeting of stockholders of the Corporation shall determine whether the requirements of this Section have been met with respect to any stockholder proposal. If the presiding officer determines that any stockholder proposal was not made in accordance with the terms of this Section, he shall so declare at the meeting and any such proposal shall not be acted upon at the meeting.

At a special meeting of stockholders of the Corporation, only such business shall be conducted and only such proposals shall be acted upon as shall have been properly brought before such special meeting. To be properly brought before such a special meeting, business or proposals must (i) be specified in the notice relating to the meeting (or any supplement thereto) given by or at the direction of the Board of Directors in accordance with these Bylaws or (ii) constitute matters incident to the conduct of the meeting as the presiding officer of the meeting shall determine to be appropriate. In addition to the foregoing provisions of this Section, a stockholder of the Corporation shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section.

Annex B-3

ARTICLE 3
DIRECTORS

3.1 Management Powers. The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by or under the direction of, its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders.

3.2 Number and Qualification. ~~Subject to Section 3.3,~~The number of Directors on the Board of Directors shall ~~consist of nine (9) Directors~~be as set forth in this Article 3.

3.3 Composition of the Board of Directors. The Board of Directors shall consist of ~~six (6)~~such number of JBS Directors~~, two (2)~~ and Equity Directors ~~and one (1) Founder Director; provided that, if at any time~~, based on the beneficial ownership by the JBS Stockholder of the issued and outstanding Common Stock as a percentage of the total issued and outstanding Common Stock ~~changes to an amount~~, as set forth below~~, then there shall be the following changes in the composition of the Board of Directors~~:

% Owned by the JBS Stockholder	No. of JBS Directors	No. of Equity Directors	~~No. of Founder Directors~~
≥ 90%	8	~~0~~2	~~1~~
≥ 80% but < 90%	~~7~~8	~~1~~2	~~1~~
≥ 50% but < 80%	6	~~2~~3	~~1~~
≥ 40% but < 50%	5	~~3~~4	~~1~~
≥ 35% but < 40%	4	~~4~~5	~~1~~
> 10% but < 35%	3	~~5~~6	~~1~~
≤ 10%	0	~~8~~9	~~1~~

provided ~~that, upon the occurrence of the Founder Triggering Event, there shall no longer be a Founder Director on the Board of Directors, and the number of Equity Directors on the Board of Directors as set forth above shall be increased by one (1); provided further that during the Exchange Period there shall be at least two (2) Equity Directors; provided further~~ that, if applicable law or, at any time while the Corporation’s equity securities are traded on an Exchange, the rules of such Exchange require a greater number or proportion of independent directors on the Board of Directors, then

(i) if the JBS Stockholder beneficially owns at least 50% of the issued and outstanding Common Stock, then, at the option of the JBS Nominating Committee, either (A) one or more of the then-existing JBS Directors who are not independent directors shall be replaced with one or more JBS Directors who are independent directors such that, after such replacement, the number or proportion of independent directors on the Board of Directors will comply with such requirement or (B) the number of Directors shall be increased by two (2) and the vacancies created by such increase shall be filled with persons designated by the JBS Nominating Committee who are independent directors such that the number or proportion of independent directors on the Board of Directors will comply with such requirement; or

(ii) if the JBS Stockholder beneficially owns less than 50% of the issued and outstanding Common Stock, then one or more of the then-existing JBS Directors who are not independent directors shall be replaced with one or more JBS Directors who are independent directors such that, after such replacement, the number or proportion of independent directors on the Board of Directors will comply with such requirement.

Notwithstanding anything in this Section 3.3 or Article 9 to the contrary, so long as the JBS Stockholder beneficially owns at least 80% of the issued and outstanding Common Stock, the JBS Nominating Committee may choose to maintain only six (6) JBS Directors on the Board, in which case there shall be ~~two~~three (~~2~~3) Equity Directors ~~and one (1) Founder Director on the Board~~.

In the event that the size of the Board of Directors is expanded pursuant to this Section 3.3, no person shall be nominated or appointed as a Director if the Equity Nominating Committee reasonably determines that such person (A) is unethical or lacks integrity or (B) is a competitor or is affiliated with a competitor of the Corporation or any of its material subsidiaries. As used in these Bylaws, a Person shall be deemed the “beneficial owner” of, shall be deemed to have “beneficial ownership” of and shall be deemed to “beneficially own” any Common Stock which such Person or

Annex B-4

any of such Person’s Affiliates is deemed to beneficially own, directly or indirectly, within the meaning of Rule 13d-3 of the Exchange Act; provided, however, that beneficial ownership by the JBS Stockholder will not include shares of Common Stock held by members of a “group” (as that term is used in Rule 13d-5 under the Exchange Act) other than JBS USA and its Affiliates.

3.4 Term of Office. At each annual meeting of stockholders, each Director elected to succeed a Director whose term expires shall be elected for a term of office to expire at the next annual meeting of stockholders after his election, with each Director to hold office until his successor shall have been duly elected and qualified or until the earlier of his death, resignation or removal in accordance with these Bylaws and the Certificate of Incorporation. The election of Directors need not be by written ballot and Directors need not be stockholders.

3.5 Voting on Directors. Directors shall be elected by the vote of the holders of a plurality of the combined voting power of the shares entitled to vote in the election of Directors and represented in person or by proxy at a meeting of stockholders at which a quorum is present. Cumulative voting in the election of Directors is expressly prohibited.

3.6 Vacancies. Subject to Section 3.3, any vacancy on the Board of Directors, howsoever resulting, shall be filled only by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum, or by the sole remaining Director; provided, however, that (a) a vacancy in the directorship of a JBS Director may be filled only through the affirmative vote of a majority of Directors on the JBS Nominating Committee (defined below), even if less than a quorum, or by the sole remaining Director on the JBS Nominating Committee, or if no Directors remain on the JBS Nominating Committee, by the stockholders and (b) a vacancy created in the directorship of an Equity Director ~~or a Founder Director~~ may be filled only by the affirmative vote of a majority of Directors on the Equity Nominating Committee (defined below), even if less than a quorum, or by the sole remaining Director on the Equity Nominating Committee, or if no Directors remain on the Equity Nominating Committee, by the stockholders. The term of office of any Director elected to fill a vacancy shall expire at the next annual meeting of stockholders after his election, with each Director to hold office until his successor shall have been duly elected and qualified or until the earlier of his death, resignation or removal in accordance with the Certificate of Incorporation and these Bylaws.

3.7 Removal. Except as otherwise required by law, any Director, or the entire Board of Directors, may be removed either for or without cause at any duly convened special or annual meeting of stockholders by the affirmative vote of a majority of the combined voting power of the shares of the stockholders entitled to vote at an election of Directors voting together as a single class.

3.8 Meetings. The meetings of the Board of Directors shall be held and conducted subject to the following regulations:

(a) Place. Meetings of the Board of Directors, annual, regular or special, are to be held at the principal office or place of business of the Corporation, or such other place, either within or without the State of Delaware, as may be specified in the respective notices, or waivers of notice, thereof.

(b) Annual Meeting. The Board of Directors shall meet each year immediately after the annual meeting of the stockholders, at the place where such meeting of the stockholders has been held (either within or without the State of Delaware), for the purpose of organization, election of officers, and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for such annual meeting shall be required.

(c) Regular Meetings. Regular meetings of the Board of Directors may be held at such times as designated by resolution of the Board of Directors or written consent of all of the Directors.

(d) Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of the Corporation by notice to each Director. Special meetings of the Board of Directors shall be called by the Chairman of the Board in like manner and on like notice on the written request of at least two (2) Directors.

(e) Notice and Waiver of Notice. Notice provided by mailing or express delivery service shall be mailed at least five (5) business days before the meeting and notice by hand delivery, faxing, or other electronic transmission shall be given not later than 48 hours before the meeting; provided, however, that the five (5) business day and 48 hour notice periods set forth above shall be increased to seven (7) business days and four (4) business days, respectively, with respect to any meeting held outside of the United States. Neither the business to be transacted at, nor the purpose of, any regular meeting of the Board of Directors need be specified in the notice or waiver of

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notice of such meeting. The transaction of all business at any meeting of the Board of Directors, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the Directors not present shall sign a written or electronic waiver of notice. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

(f) Quorum. At all meetings of the Board of Directors, a majority of the Whole Board shall constitute a quorum for the transaction of business, unless a greater number is required by law or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

(g) Requisite Vote. The act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number of the Directors (or of a specific class of Directors) is required by statute, the Certificate of Incorporation or these Bylaws.

3.9 Action Without Meetings. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted by law to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting, without prior notice and without a vote, if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or electronic transmission sets forth the action so taken and is filed in the minutes of the proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.10 Committees. Committees designated and appointed by the Board of Directors shall function subject to and in accordance with the following regulations and procedures:

(a) Designation and Appointment. Subject to the provisions of the Certificate of Incorporation and Section 3.10(f), the Board of Directors, by resolution adopted by a majority of the Whole Board, shall designate and appoint an Audit Committee and a Compensation Committee and may designate and appoint one or more other committees under such name or names and for such purpose or function as may be deemed appropriate.

(b) Members; Alternate Members; Terms. Each committee thus designated and appointed shall consist of one or more of the Directors of the Corporation, one of whom, in the case of any Executive Committee, shall be the Chief Executive Officer of the Corporation (so long as the Chief Executive Officer is also a Director). The Board of Directors may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the Whole Board, replace absent or disqualified members at any meeting of that committee; provided, however, that any alternate member of the Equity Nominating Committee must be an Equity Director. The members or alternate members of any such committee shall serve at the pleasure of and subject to the discretion of the Board of Directors (other than members of the Equity Nominating Committee). Except for the JBS Nominating Committee, any committee designated or appointed by the Board of Directors shall have at least one Equity Director as a member thereof.

(c) Authority. Subject to the provisions of the Certificate of Incorporation and the other provisions of these Bylaws, each committee, to the extent provided in the resolution of the Board of Directors creating same, shall have and may exercise such of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as the Board of Directors may direct and delegate, except, however, those matters which are required by statute to be reserved unto or acted upon by the Whole Board, and except that no such committee shall have the power or authority in reference to (i) adopting or approving, or recommending to the stockholders of the Corporation, any action or matter (other than the election or removal of Directors) expressly required by the Delaware General Corporation Law to be submitted to the stockholders for approval, or (ii) adopting, amending or repealing any bylaw of the Corporation; provided further, that no such committee shall have the power or authority to approve any action described in Section 5.5 of the Certificate of Incorporation.

(d) Records. Each such committee shall keep and maintain regular records or minutes of its meetings and report the same to the Board of Directors when required.

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(e) Change in Number. Subject to the provisions of Section 3.10(f), the number of members or alternate members of any committee appointed by the Board of Directors, as herein provided, may be increased or decreased from time to time by appropriate resolution adopted by the Whole Board.

(f) Special Nominating Committees.

(i) The Board of Directors shall establish two (2) committees (collectively, the “Special Nominating Committees”), which shall be designated as the “JBS Nominating Committee” and the “Equity Nominating Committee,” each of which shall have the power and authority of the Board of Directors with respect to the matters described in Sections 3.6 and 3.10(f). The JBS Nominating Committee shall consist ~~of~~ solely of JBS Directors, and the Equity Nominating Committee shall consist solely of all of the Equity Directors. The JBS Nominating Committee shall have the exclusive authority to nominate the JBS Directors, fill vacancies pursuant to Section 3.6 and select the members of the JBS Nominating Committee; and the Equity Nominating Committee shall have the exclusive authority to nominate the Equity Directors, fill vacancies pursuant to Section 3.6, select the members of the Equity Nominating Committee, and shall be entitled to call a special meeting of stockholders of the Corporation to comply with Section 3.01(d) of the Stockholders Agreement~~; provided that, prior to the occurrence of the Founder Triggering Event, the Equity Nominating Committee shall, to the fullest extent permitted by applicable law and subject to any applicable fiduciary duties, nominate the Founder Director~~. For so long as the JBS Stockholder is the beneficial owner of 35% or more of the outstanding Common Stock, no person shall be nominated as an Equity Director pursuant to these Bylaws if JBS USA reasonably determines that such person (A) is unethical or lacks integrity or (B) is a competitor or is affiliated with a competitor of the Corporation. Two (2) Equity Directors (or one (1) if there is only one (1) Equity Director on the Board of Directors) shall satisfy the independence requirements of Rule 10A-3 under the Exchange Act and be financially literate for purposes of the applicable listing standards of the Exchange on which the Common Stock is then listed, or if the Common Stock is not then listed, then for purposes of Section 303A.07 of The New York Stock Exchange Listed Company Manual (or any successor rule) (“financially literate”), and, for so long as there are two (2) or more Equity Directors on the Board of Directors, at least one (1) Equity Director shall qualify as an “audit committee financial expert” as that term is used in Item 407 of Regulation S-K under the Exchange Act (or any successor rule). If the JBS Stockholder beneficially owns at least 50% of the issued and outstanding Common Stock, at least ~~one~~two (~~1~~2) JBS ~~Director~~Directors shall (X) be ~~an~~ independent ~~director~~directors, (Y) satisfy the independence requirements of Rule 10A-3 under the Exchange Act and (Z) be financially literate.

(ii) Notwithstanding anything in these Bylaws to the contrary, to the maximum extent permitted by law, the Equity Nominating Committee, acting by majority vote, shall have the right to control the Corporation’s exercise of its rights and remedies under the Stockholders Agreement, including, without limitation, (i) the granting of (or refusal to grant) any approvals, consents or waivers by the Corporation thereunder, (ii) the giving (or withholding) of any notices by the Corporation thereunder, (iii) the approval (or disapproval) of the Corporation’s entry into any amendment or supplement to the Stockholders Agreement and (iv) the initiation, prosecution or settlement of any claim, action, suit, arbitration, inquiry, proceeding or investigation arising in connection therewith. The Equity Directors shall be permitted to retain separate advisors (legal or financial) at the expense of the Corporation in connection with the performance of their duties under Sections 2.3, 3.6, 3.10(f) and 8.8 of these Bylaws or under Sections 3.01(d), 3.03 and 6.21 of the Stockholders Agreement.

(g) Removal. Any member or alternate member of any committee appointed hereunder may be removed by the Board of Directors by the affirmative vote of a majority of the Whole Board; provided that any removal of an Equity Director from the Equity Nominating Committee shall be approved only by the majority of the members of Equity Nominating Committee.

(h) Meetings. The time, place and notice (if any) of committee meetings shall be determined by the members of such committee.

(i) Quorum; Requisite Vote. At meetings of any committee appointed hereunder, a majority of the number of members designated by the Board of Directors shall constitute a quorum for the transaction of business. The act of a majority of the members and alternate members of the committee present at any meeting at which a

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quorum is present shall be the act of such committee, except as otherwise specifically provided by statute, the Certificate of Incorporation or these Bylaws. If a quorum is not present at a meeting of such committee, the members of such committee present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

(j) Action Without Meetings. Any action required or permitted to be taken at a meeting of any committee may be taken without a meeting if all members of such committee consent thereto in writing or by electronic transmission. Such consent shall have the same force and effect as a unanimous vote at a meeting.

(k) Responsibility. Notwithstanding any provision to the contrary herein, the designation and appointment of a committee and the delegation of authority to it shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

3.11 Compensation. Each of the Directors shall be entitled to receive reasonable and customary fees for his service as a Director (which fees shall be set by the Board of Directors from time to time), including, without limitation, as a member of any standing or special committee of the Board of Directors. Each of the Directors shall be entitled to be reimbursed by the Corporation for his reasonable out-of-pocket expenses incurred in connection with the performance of his duties as a Director, including, without limitation, as a member of any standing or special committee of the Board of Directors. No such fees or reimbursements shall preclude any Director from serving the Corporation in another capacity and receiving compensation therefor.

3.12 Maintenance of Records. Except such as are required by law to be kept within the State of Delaware, the books and records of the Corporation may be kept outside the State of Delaware or at such place or places as the Board of Directors may, from time to time, determine.

3.13 Interested Directors and Officers. No contract or other transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any organization in which one or more of its Directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors (or committee of the Board of Directors), that authorizes the contract or transaction, or solely because such Director’s or officer’s votes are counted for such purpose, if (a) the material facts of such relationship or interest and as to the contract or transaction shall be disclosed or known to the Board of Directors (or the committee) and the Board of Directors (or the committee) shall, nevertheless in good faith, authorize such contract or transaction by the affirmative vote of a majority of disinterested Directors even though the disinterested Directors be less than a quorum; (b) the material facts of such relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the vote of the stockholders; or (c) the contract or transaction is fair to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. The provisions of this Section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

ARTICLE 4
NOTICES

4.1 Method of Notice. To the fullest extent permitted by law, whenever under the provisions of the Delaware General Corporation Law or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any Director or stockholder, it shall not be construed to require personal notice, but such notice may be given in writing and delivered personally, through the United States mail, by a nationally recognized delivery service (such as Federal Express) or by means of telegram, telex, facsimile transmission or electronic transmission, addressed to such Director or stockholder, at his address or telex or facsimile transmission number, as the case may be, as it appears on the records of the Corporation, with postage and fees thereon prepaid. Such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or with an express delivery service (or, in the case of notice to Directors, such notice shall be deemed to be given when received) or when transmitted by telex, facsimile transmission, electronic transmission or personally delivered, as the case may be. Notice given by electronic transmission shall be effective as follows: (i) if by facsimile, when faxed to a number where the recipient has consented in writing to receive such notice; and (ii) if by electronic mail, when mailed electronically to an electronic mail address at which the recipient has consented in writing to receive such notice.

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4.2 Waiver. Whenever any notice is required to be given under the provisions of the Delaware General Corporation Law or under the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the Person or Persons entitled to such notice, or a waiver by electronic transmission by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance by such Person or Persons, whether in person or, if permitted by applicable law, by proxy, at any meeting requiring notice shall constitute a waiver of notice of such meeting, except where such Person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE 5
OFFICERS AND AGENTS

5.1 Designation. The officers of the Corporation shall be chosen by the Board of Directors and shall include a President and a Secretary and may also include such other offices and officers and assistant officers and agents as the Board of Directors shall deem necessary, including, without limitation, a Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, one or more Vice Presidents and a Treasurer.

5.2 Election of Officers. The President and the Secretary shall be elected by the Board of Directors on the expiration of the term of office of such officer, as herein provided, or whenever a vacancy exists in such office. Each other officer or agent may be elected by the Board of Directors at any meeting.

5.3 Qualifications. No officer or agent need be a stockholder of the Corporation or a resident of Delaware. No officer or agent is required to be a Director, except the Chairman of the Board. Any two or more offices may be held by the same person.

5.4 Term of Office. Unless otherwise specified by the Board of Directors at the time of election or appointment, or by the express provisions of an employment contract approved by the Board of Directors, the term of office of each officer and each agent shall expire on the date of the first meeting of the Board of Directors next following the annual meeting of stockholders each year. Each such officer or agent, unless elected or appointed to an additional term, shall serve until the expiration of the term of his office or, if earlier, his death, resignation or removal.

5.5 Authority. Officers and agents shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

5.6 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed with or without cause by the Board of Directors. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

5.7 Vacancies. Any vacancy occurring in any office of the Corporation (by death, resignation, removal or otherwise) shall be filled by the Board of Directors.

5.8 Compensation. The compensation of all officers and agents of the Corporation shall be fixed from time to time by the Board of Directors.

5.9 Chairman of the Board. The Chairman of the Board shall be chosen from among the Directors. The Chairman of the Board shall have the power to call special meetings of the stockholders and of the Directors for any purpose or purposes, and he shall preside at all meetings of the stockholders and Board of Directors, unless he shall be absent or unless he shall, at his election, designate the Chief Executive Officer to preside in his stead. The Chairman of the Board shall also exercise such powers and perform such duties as shall be assigned to or required of him from time to time by the Board of Directors.

5.10 Chief Executive Officer. The Chief Executive Officer shall have general supervision, management, direction and control of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall be authorized to execute promissory notes, bonds, mortgages, leases and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise executed and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and the Board of Directors. The

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Chief Executive Officer shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and shall perform such other duties and possess such other authority and powers as the Board of Directors may from time to time prescribe.

5.11 Chief Financial Officer. The Chief Financial Officer shall have general financial supervision, management, direction and control of the business and affairs of the Corporation and shall see that all financial orders and resolutions of the Board of Directors are carried into effect. The Chief Financial Officer shall be authorized to execute promissory notes, bonds, mortgages, leases and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise executed and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The Chief Financial Officer shall have the general financial powers and duties of management usually vested in the office of the chief financial officer of a corporation and shall perform such other duties and possess such other authority and powers as the Chief Executive Officer may from time to time prescribe.

5.12 Chief Operating Officer. The Chief Operating Officer shall have general supervision of the day to day operations of the Corporation. The Chief Operating Officer shall have the general powers and duties of management usually vested in the office of chief operating officer of a corporation and shall perform such other duties and possess such other authority and powers as the Chief Executive Officer may from time to time prescribe.

5.13 President. In the absence or disability of the Chief Operating Officer, the President shall perform all of the duties of the Chief Operating Officer and when so acting shall have all the powers and be subject to all the restrictions upon the Chief Operating Officer, including the power to sign all instruments and to take all actions which the Chief Operating Officer is authorized to perform by the Board of Directors or these Bylaws. The President shall have the general powers and duties vested in the office of President as the Board of Directors may from time to time prescribe or as the Chief Executive Officer may from time to time delegate.

5.14 Vice Presidents. The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the requisite vote of the Board of Directors, shall, in the prolonged absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the Chief Executive Officer may from time to time delegate. The Board of Directors may designate one or more Vice Presidents as Executive Vice Presidents or Senior Vice Presidents.

5.15 Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders of the Corporation and record all proceedings of the meetings of the Corporation and of the Board of Directors in a book to be maintained for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer or President. The Secretary shall have custody of the corporate seal of the Corporation, and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

5.16 Assistant Secretaries. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the Chief Executive Officer may from time to time delegate.

5.17 Treasurer. The Chief Financial Officer shall also be the Treasurer of the Corporation and shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum

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and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control owned by the Corporation. The Treasurer shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the Chief Executive Officer may from time to time delegate.

5.18 Assistant Treasurers. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the Chief Executive Officer may from time to time delegate.

ARTICLE 6
INDEMNIFICATION

6.1 Mandatory Indemnification. Each person who was or is made a party or is threatened to be made a party, or who was or is a witness without being named a party, to, or is otherwise involved in, any threatened, pending or completed action, claim, suit or proceeding, whether civil, criminal, administrative or investigative, any appeal in such an action, claim, suit or proceeding, and any inquiry or investigation that could lead to such an action, claim, suit or proceeding (a “Proceeding”), by reason of the fact that such individual is or was a Director or officer of the Corporation, or while a Director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, trust, employee benefit plan or other enterprise (hereinafter, an “indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a Director or officer or in any other capacity while serving as a Director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), from and against any expense, liability, loss, judgments, penalties (including excise taxes), fines, amounts paid in settlement and reasonable expenses (including court costs and attorneys’ fees) actually incurred or suffered by such person in connection with such Proceeding.

6.2 Determination of Indemnification. Any indemnification under the foregoing Section 6.1 shall be made by the Corporation unless it has been determined that indemnification of such person is not proper in the circumstances by virtue of the fact that it shall have been determined that such person has not met the applicable standard of conduct. Such determination shall be made with respect to a person who is a Director or officer at the time of the determination (i) by a majority vote of the Directors who at the time of the vote are “independent directors” (as defined in the listing standards of the Exchange on which the Common Stock is then listed, or if the Common Stock is not then listed, then as such term is defined in Section 303A.02 of The New York Stock Exchange Listed Company Manual (or any successor rule)) and are not parties to such Proceeding, even though less than a quorum; (ii) if there are no such Directors, or if such Directors so direct, by independent legal counsel (in a written opinion); or (iii) by the stockholders of the Corporation.

6.3 Advancement of Expenses. In addition to the right to indemnification conferred in Section 6.1, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such Proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 6.3 or otherwise.

6.4 Right of Indemnitee to Bring Suit. If a claim under Section 6.1 or 6.3 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover

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an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Directors who are not parties to such action, a committee of such Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Directors who are not parties to such action, a committee of such Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 6 or otherwise shall be on the Corporation.

6.5 Permissive Indemnification. The Board of Directors of the Corporation may authorize the Corporation to indemnify employees or agents of the Corporation, and to advance the reasonable expenses of such persons.

6.6 Nature of Indemnification. The indemnification and advancement of expenses provided hereunder shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Certificate of Incorporation, these Bylaws, any agreement, vote of stockholders or disinterested Directors or otherwise, both as to actions taken in an official capacity and as to actions taken in any other capacity while holding such office. The rights conferred upon indemnitees in this Article 6 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article 6 that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

6.7 Insurance. The Corporation shall have the power and authority to purchase and maintain insurance or another arrangement on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, against any liability, claim, damage, loss or risk asserted against such person and incurred by such person in any such capacity or arising out of the status of such person as such, irrespective of whether the Corporation would have the power to indemnify and hold such person harmless against such liability under the provisions hereof. Without limiting the power of the Corporation to procure or maintain any kind of insurance or other arrangement, the Corporation may, for the benefit of persons indemnified by the Corporation, (i) create a trust fund; (ii) establish any form of self-insurance; (iii) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation; or (iv) establish a letter of credit, guaranty, or surety arrangement. The insurance or other arrangement may be procured, maintained, or established within the Corporation or with any insurer or other Person deemed appropriate by the Board of Directors regardless of whether all or part of the stock or other securities of the insurer or other Person are owned in whole or part by the Corporation. In the absence of fraud, the judgment of the Board of Directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other Person participating in the arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the Directors approving the insurance or arrangement to liability, on any ground, regardless of whether any Director participating in the approval is a beneficiary of the insurance or arrangement.

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ARTICLE 7
STOCK CERTIFICATES AND TRANSFER REGULATIONS

7.1 Description of Certificates. The shares of the capital stock of the Corporation shall be represented by certificates or shall be uncertificated. Each record holder of shares represented by certificates, upon request to the Corporation, shall be provided with a certificate of stock representing the number of shares owned by the holder. The shares of the capital stock of the Corporation represented by certificates shall be signed by, or in the name of the Corporation by, the Chairman of the Board, President or a Vice President and the Treasurer or the Secretary or an Assistant Secretary of the Corporation. Each certificate shall state on the face thereof the name of the holder, the number and class of shares, the par value of shares covered thereby or a statement that such shares are without par value, and such other matters as are required by law. At such time as the Corporation may be authorized to issue shares of more than one class, every certificate shall set forth upon the face or back of such certificate a statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued, as required by the laws of the State of Delaware, or may state that the Corporation will furnish a copy of such statement without charge to the holder of such certificate upon receipt of a written request therefor from such holder.

7.2 Signatures. The signatures of the Chairman of the Board, President, Vice President or Treasurer, Secretary or Assistant Secretary upon a certificate may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been placed upon, any such certificate or certificates shall cease to serve as such officer or officers of the Corporation, or as transfer agent or registrar, whether because of death, resignation, removal or otherwise, before such certificate or certificates are issued by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered with the same effect as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to serve as such officer or officers or as transfer agent or registrar of the Corporation.

7.3 Registered Owners. Prior to due presentment for registration of transfer of shares of the capital stock of the Corporation in the manner set forth in Section 7.5 hereof, the Corporation shall be entitled to recognize the Person registered as the owner of such shares on its books (or the books of its duly appointed transfer agent, as the case may be) as the Person exclusively entitled to vote, to receive notices and dividends with respect to, and otherwise exercise all rights and powers relative to such shares; and the Corporation shall not be bound or otherwise obligated to recognize any claim, direct or indirect, legal or equitable, to such shares by any other Person, whether or not it shall have actual, express or other notice thereof, except as otherwise provided by the laws of Delaware.

7.4 Lost, Stolen or Destroyed Certificates. The Corporation shall issue a new certificate in place of any certificate for shares previously issued, if the registered owner of the certificate satisfies the following conditions:

(a) Proof of Loss. Submits proof in affidavit form satisfactory to the Corporation that such certificate has been lost, destroyed or wrongfully taken;

(b) Timely Request. Requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(c) Bond. Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Corporation may direct, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made or otherwise asserted by virtue of the alleged loss, destruction, or theft of such certificate or certificates; and

(d) Other Requirements. Satisfies any other reasonable requirements imposed by the Corporation.

In the event a certificate has been lost, apparently destroyed or wrongfully taken, and the registered owner of record fails to notify the Corporation within a reasonable time after he has notice of such loss, destruction, or wrongful taking, and the Corporation registers a transfer (in the manner set forth below) of the shares represented by the certificate before receiving such notification, such prior owner of record shall be precluded from making any claim against the Corporation for the transfer required hereunder or for a new certificate to the fullest extent permitted by law.

Annex B-13

7.5 Registration of Transfers. Transfers of stock shall be made upon the books of the Corporation. Subject to the provisions hereof and the Certificate of Incorporation, the Corporation shall register the transfer of a certificate evidencing shares of its capital stock presented to it for transfer if:

(a) Endorsement. Upon surrender of the certificate to the Corporation (or its transfer agent, as the case may be) for transfer, the certificate (or an appended stock power) is properly endorsed by the registered owner, or by his duly authorized legal representative or attorney-in-fact, with proper written evidence of the authority and appointment of such representative, if any, accompanying the certificate;

(b) Guaranty and Effectiveness of Signature. The signature of such registered owner or his legal representative or attorney-in-fact, as the case may be, has been guaranteed by a national banking association or member of the New York Stock Exchange, and reasonable assurance in a form satisfactory to the Corporation is given that such endorsements are genuine and effective;

(c) Adverse Claims. The Corporation has no notice of an adverse claim or has otherwise discharged any duty to inquire into such a claim;

(d) Collection of Taxes. Any applicable law (local, state or federal) relating to the collection of taxes relative to the transaction has been complied with; and

(e) Additional Requirements Satisfied. Such additional conditions and documentation as the Corporation (or its transfer agent, as the case may be) shall reasonably require, including, without limitation, the delivery with the surrender of such stock certificate or certificates of proper evidence of succession, assignment or other authority to obtain transfer thereof, as the circumstances may require, and such legal opinions with reference to the requested transfer as shall be required by the Corporation (or its transfer agent) pursuant to the provisions of these Bylaws, and applicable law shall have been satisfied.

In the case of uncertificated shares, transfers will be made upon receipt of proper transfer instructions from the record owner of such uncertificated shares, or from a duly authorized attorney or from an individual presenting proper evidence of succession, assignment or authority to transfer the stock, with such additional conditions and documentation as the Corporation (or its transfer agent, as the case may be) shall reasonably require.

7.6 Restrictions on Transfer and Legends on Certificates.

(a) Shares in Classes or Series. If the Corporation is authorized to issue shares of more than one class or more than one series of any class, the certificate, if any, shall set forth, either on the face or back of the certificate, a full or summary statement of all of the powers, designations, preferences, limitations, and relative rights of the shares of each such class or series. In lieu of providing such a statement in full on the certificate, a statement on the face or back of the certificate may provide that the Corporation will furnish such information to any stockholder without charge upon request to the Corporation.

(b) Restriction on Transfer. If the Corporation imposes any restrictions on the sale or other disposition of its shares or on the amount of the Corporation’s securities that may be owned by any Person, then the certificates, if any, representing shares to which any such restriction applies must conspicuously note such restriction.

ARTICLE 8
GENERAL PROVISIONS

8.1 Dividends. Dividends on the issued and outstanding shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property, or in shares of capital stock. Such declaration and payment shall be at the discretion of the Board of Directors.

8.2 Reserves. There may be created by resolution of the Board of Directors out of any funds of the Corporation available for dividends such reserve or reserves as the Board of Directors from time to time, in its discretion, shall think proper to provide for contingencies, or to repair or maintain any property of the Corporation, or for such other purposes as the Board of Directors shall think beneficial to the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Annex B-14

8.3 Books and Records. The Corporation shall maintain correct and complete books and records of account and shall prepare and maintain minutes of the proceedings of its stockholders, its Board of Directors and each committee of its Board of Directors. The Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of original issuance of shares issued by the Corporation and a record of each transfer of those shares that have been presented to the Corporation for registration or transfer. Such records shall contain the names and addresses of all past and present stockholders and the number and class of the shares issued by the Corporation held by each.

8.4 Contracts and Negotiable Instruments. Except as otherwise provided by law or these Bylaws, any contract or other instrument relative to the business of the Corporation may be executed and delivered in the name of the Corporation and on its behalf by the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Treasurer or President of the Corporation. The Board of Directors may authorize any other officer or agent of the Corporation to enter into any contract or execute and deliver any contract in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances as the Board of Directors may determine by resolution. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officer, officers, agent or agents and in such manner as are permitted by these Bylaws and/or as, from time to time, may be prescribed by resolution of the Board of Directors. Unless authorized to do so by these Bylaws or by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement, or to pledge its credit, or to render it liable pecuniarily for any purpose or to any amount.

8.5 Fiscal Year. The fiscal year of the Corporation shall end on the last Sunday in December.

8.6 Corporate Seal. The Corporation seal shall be in such form as may be determined by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

8.7 Resignations. Any Director, officer or agent may resign his office or position with the Corporation by delivering written notice or notice by electronic transmission thereof to the Chairman of the Board, Chief Executive Officer, Chief Operating Officer, President or Secretary of the Corporation. Such resignation shall be effective at the time specified therein, or immediately upon delivery if no time is specified. Unless otherwise specified therein, an acceptance of such resignation shall not be a necessary prerequisite of its effectiveness.

8.8 Amendment of Bylaws. The Board of Directors is expressly empowered to adopt, amend or repeal these Bylaws. Any adoption, amendment or repeal by the Board of Directors of the Bylaws or any provisions thereof that, individually or taken as a whole, would adversely affect, or could reasonably be expected to adversely affect, in any material respect, the rights of the Minority Investors, as a class (whether by merger, consolidation or otherwise), in each case, shall require the approval of at least a majority of the Whole Board, including the approval of at least a majority of the Equity Directors ~~and any Founder Director, as a group. In addition to the foregoing, prior to the occurrence of the Founder Director Triggering Event, the approval of the Founder Director shall be required for the Board of Directors to validly approve and authorize any amendment (whether by merger, consolidation or otherwise) to Section 3.3, Section 3.6, Section 3.10(f) or Article 9 of these Bylaws that would adversely affect, or could reasonably be expected to adversely affect, in any material respect, the rights of the Founder Director in his role as a Director~~. Notwithstanding the foregoing, actions which are permitted by the Stockholders Agreement or the Certificate of Incorporation ~~(including, without limitation, the Mandatory Exchange Transaction)~~ shall not require the approvals set forth above in this Section 8.8. Subject to applicable law and the rights of the holders of any series of Preferred Stock, the stockholders shall also have the power to adopt, amend or repeal these Bylaws by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors, present in person or represented by proxy, at a meeting at which a quorum is present, voting together as a single class; provided, however, that, in addition to such vote, the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors (other than shares of capital stock of the Corporation beneficially owned by the JBS Stockholder), voting together as a single class, shall be required to adopt, amend or repeal the Bylaws or any provisions thereof.

8.9 Construction. Whenever the context so requires herein, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion or provision of these Bylaws shall be held invalid or inoperative, then, so far as is reasonable and possible: (i) the remainder of these Bylaws shall be considered valid and operative, and (ii) effect shall be given to the intent manifested by the portion or provision held invalid or inoperative.

Annex B-15

8.10 Telephone Meetings. Directors or members of any committee may hold or participate in any meeting of such Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting by such means shall constitute presence in person at such meeting.

8.11 Table of Contents; Captions. The table of contents and captions used in these Bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.

ARTICLE 9
DEFINITIONS

Capitalized terms used and not otherwise defined in these Bylaws shall have the meaning given or referenced below:

“Affiliates” has the meaning set forth in Rule 12b-2 under the Exchange Act.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Corporation, as amended.

“Common Stock” means the common stock, par value $.01 per share, of the Corporation.

“Delaware General Corporation Law” means the Delaware General Corporation Law, as amended, or any successor law.

“Equity Directors” means the two (2) Directors designated as “Equity Directors” on Schedule 3.01(a)(iii) to the Stockholders Agreement, their successors as nominated by the Equity Nominating Committee and elected by the stockholders of the Corporation or appointed by the Equity Nominating Committee to fill any vacancy pursuant to Section 3.6 and any other person, other than a JBS Director, nominated by the Minority Investors to succeed an Equity Director in accordance with the Certificate of Incorporation and these Bylaws and elected by the stockholders of the Corporation; provided that, if at any time the ownership by the JBS Stockholder of the issued and outstanding Common Stock as a percentage of the total issued and outstanding Common Stock changes to a threshold amount set forth in Section 3.3, then the number of Equity Directors shall be changed to the corresponding number of Equity Directors set forth in Section 3.3; provided further ~~that, upon the occurrence of a Founder Triggering Event, there shall no longer be a Founder Director on the Board of Directors and the number of Equity Directors on the Board of Directors shall be increased by one (1); provided further~~, that each person serving as an Equity Director must qualify as an independent director.

“Exchange” means any national securities exchange registered under Section 6 of the Exchange Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

~~“Exchange Period” has the meaning set forth in the Certificate of Incorporation.~~

~~“Founder Director” means Lonnie “Bo” Pilgrim or, if a Founder Triggering Event will have occurred solely with respect to Lonnie “Bo” Pilgrim, then Lonnie Ken Pilgrim.~~

~~“Founder Group” means the Founder Director, his spouse, his issue, his estate and any trust, partnership or other entity established or existing primarily for the benefit of him, his spouse and/or issue, including, without limitation, Pilgrim Interests, Ltd., Pilgrim Family Trust I, Pilgrim Family Trust II, PFCP, Ltd, Lonnie Jaggers Pilgrim Minority Trust and Greta Gail Pilgrim Minority Trust.~~

~~“Founder Triggering Event” means the date on which any one or more of the following shall have occurred with respect to both of Lonnie “Bo” Pilgrim and Lonnie Ken Pilgrim: death, resignation or having been determined to be incapacitated by a court of competent jurisdiction with respect to his ability to serve as a Director.~~

“independent director” has the meaning ascribed to such term in the applicable listing standards of the Exchange on which the Common Stock is then listed, or if the Common Stock is not then listed, then as such term is defined in Section 303A.02 of The New York Stock Exchange Listed Company Manual (or any successor rule).

Annex B-16

“JBS Directors” means the six (6) initial Directors designated as “JBS Directors” on Schedule 3.01(a)(i) to the Stockholders Agreement, their successors as nominated by the JBS Nominating Committee pursuant to the Certificate of Incorporation and elected by the stockholders of the Corporation or appointed by the JBS Nominating Committee or the stockholders to fill any vacancy pursuant to Section 3.6; provided that, if at any time the ownership by the JBS Stockholder of the issued and outstanding Common Stock as a percentage of the total issued and outstanding Common Stock changes to a threshold amount set forth in Section 3.3, then the number of JBS Directors shall be changed to the corresponding number of JBS Directors set forth in Section 3.3.

“JBS Stockholder” means JBS USA Holdings, Inc. or any of its Affiliates.

“JBS USA” means JBS USA Holdings, Inc., or any successor thereto.

~~“Mandatory Exchange Transaction” has the meaning set forth in the Certificate of Incorporation.~~

“Minority Investors” means the stockholders of the Corporation other than the JBS Stockholder.

“Person” means any individual, partnership, company, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

“Stockholders Agreement” means the Stockholders Agreement dated December 28, 2009 between the Corporation and JBS USA, a copy of which will be made available to any stockholder of the Corporation upon written request (as amended by amendment no. 1 thereto dated December 17, 2012 and amendment no. 2 thereto dated [    ], 2024).

“Whole Board” means the total authorized number of Directors.

ARTICLE 10

FORUM FOR ADJUDICATION OF DISPUTES

Unless the Corporation consents in writing to the selection of an alternative forum, and to the fullest extent permitted by law, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws or as to which the Delaware General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article 10.

[Signature page follows.]

Annex B-17

IN DUE CERTIFICATION WHEREOF, the undersigned, being the President and Chief Executive Officer ~~and President~~ of PILGRIM’S PRIDE CORPORATION, confirms the adoption and approval of the foregoing Amended and Restated Corporate Bylaws, effective as of ~~the 28th day of December, 2009~~[ ], 2024.

~~Don Jackson,~~Fabio Sandri, President and Chief Executive Officer ~~and President~~

[Signature page to Amended and Restated Corporate Bylaws]

Annex B-18

Annex C

Proposed Amendment No. 2 to Stockholders Agreement and Existing Stockholders Agreement

Set forth below is the proposed amendment no. 2 to the Stockholders Agreement, preceded by the full text of the existing Stockholders Agreement along with amendment no. 1 thereto (excluding the table of contents and the original schedules thereto).

STOCKHOLDERS AGREEMENT

between

JBS USA HOLDINGS, INC.

and

PILGRIM’S PRIDE CORPORATION

dated

December 28, 2009

STOCKHOLDERS AGREEMENT

Stockholders Agreement (this “Agreement”), dated as of December 28, 2009, between Pilgrim’s Pride Corporation, a Delaware corporation (the “Reorganized Company”), and JBS USA Holdings, Inc., a Delaware corporation (“JBS USA”, together with the Reorganized Company, the “Parties”).

RECITALS

WHEREAS, pursuant to the Stock Purchase Agreement, dated September 16, 2009, between the Company and JBS USA (the “Stock Purchase Agreement”) and the Reorganization Plan, all of the existing shares of capital stock of the Company were cancelled, and the Reorganized Company issued shares of new common stock, par value $.01 per share (the “Common Stock”);

WHEREAS, pursuant to the Stock Purchase Agreement and the Reorganization Plan and as of the date hereof, JBS USA holds 64% of the issued and outstanding Common Stock; and

WHEREAS, the Parties wish to enter into this Agreement to set forth (i) certain of their rights, duties and obligations following the Closing and (ii) restrictions on certain activities in respect of the Common Stock, corporate governance, and other related corporate matters.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1

CERTAIN DEFINITIONS

SECTION 1.01 Certain Definitions. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Stock Purchase Agreement. In addition, as used in this Agreement, the following terms shall have the following respective meanings:

“Board” means the board of directors of the Reorganized Company.

“Bylaws” means the bylaws of the Reorganized Company.

“Certificate of Incorporation” means the amended and restated certificate of incorporation of the Reorganized Company, as it may be amended from time to time.

“Equity Director” has the meaning ascribed to such term in the Certificate of Incorporation.

Annex C-1

“Equity Nominating Committee” has the meaning ascribed to such term in the Certificate of Incorporation.

“Exchange” means any national securities exchange registered under Section 6 of the Exchange Act.

“Founder Director” has the meaning ascribed to such term in the Certificate of Incorporation.

“independent director” has the meaning ascribed to such term in the Certificate of Incorporation.

“JBS Nominating Committee” has the meaning ascribed to such term in the Certificate of Incorporation.

“JBS Stockholder” has the meaning ascribed to such term in the Certificate of Incorporation.

“Mandatory Exchange Transaction” has the meaning ascribed to such term in the Certificate of Incorporation.

“Minority Investors” has the meaning ascribed to such term in the Certificate of Incorporation.

“Standstill Period” means the period commencing on the date hereof and ending January 27, 2012.

ARTICLE 2

RESTRICTIONS ON TRANSFERABILITY

SECTION 2.01 Standstill. During the Standstill Period, neither JBS USA nor any of its Affiliates shall acquire, directly or indirectly, beneficial ownership of any equity interests of the Reorganized Company, including any shares of Common Stock, except by way of (a) stock splits, stock dividends, reclassifications, recapitalizations, or other distributions by the Reorganized Company to all holders of Common Stock on a pro rata basis, (b) acquisition by JBS USA of shares of Common Stock pursuant to the Mandatory Exchange Transaction and (c) as permitted under Section 5.03. Unless otherwise specified, as used in this Agreement, a Person shall be deemed the “beneficial owner” of, shall be deemed to have “beneficial ownership” of and shall be deemed to “beneficially own” any Common Stock which such Person or any of such Person’s Affiliates is deemed to beneficially own, directly or indirectly, within the meaning of Rule 13d-3 under the Exchange Act, as well as any Common Stock with respect to which such Person (i) directly or indirectly, owns, exercises or has the right to exercise any voting or economic rights, whether fixed or contingent or (ii) is treated as the owner thereof for U.S. federal income tax purposes.

ARTICLE 3

CORPORATE GOVERNANCE

SECTION 3.01 Composition of the Board. (a) Pursuant to the Reorganization Plan, from and as of the date hereof the authorized number of directors comprising the Board shall be nine, unless changed in accordance with the provisions of this Agreement, the Certificate of Incorporation and the Bylaws. The Board shall initially be composed of: (i) the six (6) directors listed on Schedule 3.01(a)(i) hereto, who have been designated by JBS USA (the “JBS Directors”), (ii) the Founder Director, and (iii) the two (2) Equity Directors listed on Schedule 3.01(a)(iii) hereto. For so long as the JBS Stockholder is the beneficial owner (as that term is used with respect to the JBS Stockholder in the Certificate of Incorporation) of 35% or more of the outstanding Common Stock, no person shall be nominated as an Equity Director pursuant to the Certificate of Incorporation if JBS USA reasonably determines that such person (A) is unethical or lacks integrity or (B) is a competitor or is affiliated with a competitor of the Reorganized Company. The directors shall serve in a manner consistent with the terms of the Certificate of Incorporation and Bylaws.

(b) The Reorganized Company and JBS USA acknowledge that, based upon information regarding the individuals listed on Schedule 3.01(a)(iii) that has been provided to the Reorganized Company and to JBS USA as of the date hereof, the individuals so listed are independent directors and are satisfactory to JBS USA.

(c) If applicable Law or, at any time while the Reorganized Company’s equity securities are traded on an Exchange, the rules of such Exchange require a greater number or proportion of independent directors on the Board, then (i) if the JBS Stockholder beneficially owns (as that term is used with respect to the JBS Stockholder in the Certificate of Incorporation) at least 50% of the issued and outstanding Common Stock, then, at the option of the JBS Nominating Committee, either (A) one or more of the then-existing JBS Directors who are not independent directors shall be replaced (if necessary, by removing or procuring the resignation of each such JBS Director in accordance with the procedures set forth in Section 3.01(d)(ii) and (d)(iii)) with one or more JBS Directors who are independent directors such that, after such replacement, the number or proportion of independent directors on the Board will comply with

Annex C-2

such requirement or (B) the number of directors on the Board shall be increased by two (2) and the vacancies created by such increase shall be filled with persons designated by the JBS Nominating Committee who are independent directors such that the number or proportion of independent directors on the Board will comply with such requirement; or (ii) if the JBS Stockholder beneficially owns (as that term is used with respect to the JBS Stockholder in the Certificate of Incorporation) less than 50% of the issued and outstanding Common Stock, then one or more of the then-existing JBS Directors who are not independent directors shall be replaced (if necessary, by removing or procuring the resignation of each such JBS Director in accordance with the procedures set forth in Section 3.01(d)(ii) and (d)(iii)) with one or more JBS Directors who are independent directors such that, after such replacement, the number or proportion of independent directors on the Board will comply with such requirement. In the event that the size of the Board is expanded pursuant to this Section 3.01(c), no person shall be nominated or appointed as a director if the Equity Nominating Committee reasonably determines that such person (A) is unethical or lacks integrity or (B) is a competitor or is affiliated with a competitor of the Reorganized Company or any material Subsidiaries.

(d) If at any time the number or proportion of JBS Directors, Equity Directors or Founder Director on the Board is required to be reduced pursuant to Section 5.2(b) of the Certificate of Incorporation or a director is required to be replaced pursuant to Section 3.01(c), then (i) the JBS Nominating Committee, if any JBS Directors shall be required to be removed or resign, or the Equity Nominating Committee, if any Equity Directors or the Founder Director shall be required to be removed or resign, shall promptly determine which of the JBS Directors or Equity Directors or the Founder Director, as applicable, shall be required to tender his, her or their resignation or resignations in order to so modify the composition of the Board, (ii) the Parties shall exercise their respective commercially reasonable efforts to cause such director or directors to tender promptly his, her or their unconditional resignation or resignations from the Board, with any such resignation being immediately effective without being required to be accepted by the Board, and (iii) if any director who is required to resign from the Board pursuant to Section 3.01(c) or this Section 3.01(d) refuses or otherwise fails to tender his, her or their resignation in accordance with the foregoing within ten (10) days of the date of the change in ownership of Common Stock or change in applicable Law or Exchange rule giving rise to the obligation to change the Board pursuant to Section 5.2(b) of the Certificate of Incorporation or Section 3.01(c), then (if not called by the Equity Nominating Committee) JBS USA shall use its commercially reasonable efforts to cause the Reorganized Company to call and hold a special meeting of stockholders of the Reorganized Company as promptly as practicable for the purpose of removing such director or directors, and, notwithstanding anything to the contrary contained in Section 3.04, JBS USA shall cause all shares of Common Stock beneficially owned by JBS USA and its Affiliates to be voted in support of such removal.

(e) The Reorganized Company and the Board will include the persons nominated in accordance with the Certificate of Incorporation in the Reorganized Company proxy materials. The Reorganized Company and JBS USA will use all reasonable efforts to cause the election of such persons nominated. To the fullest extent permitted by Law, the Reorganized Company agrees to use all reasonable efforts to solicit proxies for such nominees for director from all holders of Common Stock.

SECTION 3.02 Certificate of Incorporation and Bylaws to Be Consistent. JBS USA and the Reorganized Company shall, to the extent permitted by Law, take or cause to be taken all action necessary or appropriate to ensure that none of the Certificate of Incorporation or the Bylaws contain any provisions inconsistent with this Agreement or which would in any way nullify or impair the terms of this Agreement or the rights promulgated hereunder.

SECTION 3.03 Approval of Equity Directors and Founder Director Required for Certain Actions. Neither JBS USA nor the Reorganized Company will (a) without the approval of at least a majority of the Equity Directors and any Founder Director, as a group, approve or authorize any amendment or repeal of Sections 5.2, 5.3, 5.4, 5.5 or 5.6 or Articles VI, VIII, IX, X, XI, XII or XIII of the Certificate of Incorporation, or any other amendment to the Certificate of Incorporation or Bylaws that, individually or taken as a whole with any other amendments, would adversely affect, or could reasonably be expected to adversely affect, in any material respect, the rights of the Minority Investors, as a class (whether by merger, consolidation or otherwise), or (b) until the occurrence of any Founder Triggering Event (as defined in the Certificate of Incorporation), without the approval of the Founder Director, approve or authorize any amendment to Section 5.2, Section 5.4, Article X, Article XIII or the third to last sentence of Section 5.5 of the Certificate of Incorporation or Section 3.3, Section 3.6, Section 3.10(f) or Article 9 of the Bylaws that would adversely affect, or could reasonably be expected to adversely affect, in any material respect, the rights of the Founder Director in his role as a director of the Reorganized Company (whether by merger, consolidation or otherwise). Notwithstanding the foregoing, actions which are permitted by this Agreement or the Certificate of Incorporation (including, without limitation, the Mandatory Exchange Transaction), shall not require the approvals set forth in this Section 3.03.

Annex C-3

SECTION 3.04 Agreement with Respect to Voting of Common Stock. (a) Except as provided in Section 3.01(d), in any election of directors, or proposal to remove directors, of the Reorganized Company or in any proposal to adopt, amend or repeal the Bylaws or any provision thereof at a meeting of the stockholders of the Reorganized Company, JBS USA shall cause all shares of Common Stock beneficially owned by it or its Affiliates to be represented at any such meeting either in person or by proxy and (i) shall cause such shares of Common Stock to be voted for or against, to be not voted, or to abstain, (A) with respect to all directorships for which the Equity Nominating Committee is entitled to make nominations, including, without limitation, directorships covered by Section 5.3 of the Certificate of Incorporation, or (B) with respect to proposals to adopt, amend or repeal the Bylaws or any provisions thereof that, if adopted, amended or repealed, individually or taken as a whole, would adversely affect, or could reasonably be expected to adversely affect, in any material respect, the rights of the Minority Investors, as a class, in the same proportion as the shares held by the Minority Investors are voted for or against, not voted, or abstained on any such matter, or (ii) until the occurrence of the Founder Triggering Event, with respect to the Founder Director, shall cause such shares of Common Stock to be voted for his election or against his removal, as the case may be.

(b) With respect to all matters submitted to a vote of holders of Common Stock (except as provided in Section 3.04(a)), JBS USA may vote, or abstain from voting, or fail to vote, some or all shares of Common Stock held by it, in its sole and absolute discretion.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

SECTION 4.01 Representations of the Reorganized Company. The Reorganized Company hereby represents and warrants that:

(a) The execution, delivery and performance by the Reorganized Company of this Agreement and the consummation by the Reorganized Company of the transactions contemplated hereby are within the Reorganized Company’s power and authority and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of the Reorganized Company, enforceable against the Reorganized Company in accordance with its terms.

(b) The execution, delivery and performance by the Reorganized Company of this Agreement requires no action by or in respect of, or filing with, any governmental body, agency, official or authority, other than (i) compliance with any applicable requirements of the federal securities Laws; and (ii) compliance with any applicable foreign or state securities or blue sky Laws.

(c) The execution, delivery and performance by the Reorganized Company of this Agreement and the consummation by the Reorganized Company of the transactions contemplated hereby do not and will not (i) contravene or conflict with the Certificate of Incorporation or the Bylaws, and (ii) assuming compliance with the matters referred to in Section 4.01(b), contravene or conflict with or constitute a violation of, any material provision of any Law applicable to the Reorganized Company.

SECTION 4.02 Representations of JBS USA. JBS USA hereby represents and warrants that:

(a) The execution, delivery and performance by JBS USA of this Agreement and the consummation by JBS USA of the transactions contemplated hereby are within JBS USA’s power and authority and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of JBS USA, enforceable against JBS USA in accordance with its terms.

(b) The execution, delivery and performance by JBS USA of this Agreement requires no action by or in respect of, or filing with, any governmental body, agency, official or authority, other than (i) compliance with any applicable requirements of the federal securities Laws; and (ii) compliance with any applicable foreign or state securities or blue sky Laws.

(c) The execution, delivery and performance by JBS USA of this Agreement and the consummation by JBS USA of the transactions contemplated hereby do not and will not (i) contravene or conflict with JBS USA’s organizational documents, and (ii) assuming compliance with the matters referred to in Section 4.02(b), contravene or conflict with or constitute a violation of, any material provision of any Law.

Annex C-4

ARTICLE 5

MANDATORY EXCHANGE TRANSACTION; TAX-FREE TRANSACTION

SECTION 5.01 Affirmative Covenants.

(a) JBS USA will control the Reorganized Company (within the meaning of section 368(c) of the Code) immediately after the Mandatory Exchange Transaction.

(b) The Parties covenant and agree to report the Mandatory Exchange Transaction as a non-taxable transaction described in section 368 of the Code to all taxing authorities, unless counsel of either Party advises that there is no reasonable basis for taking such position.

(c) The Parties will each use commercially reasonable efforts to ensure that the Mandatory Exchange Transaction will not result in the recognition of gain or loss by the Minority Investors.

SECTION 5.02 Negative Covenants.

(a) Neither JBS USA nor its Affiliates shall redeem or repurchase (or enter into any agreement to redeem or repurchase) any of the shares issued to the Minority Investors in the Mandatory Exchange Transaction for a period of one year following the Mandatory Exchange Transaction.

(b) From the date hereof through the date the Mandatory Exchange Transaction is completed, the Reorganized Company shall not declare or distribute any non pro-rata dividends (other than stock dividends), or redeem (or agree to redeem) any of its capital stock.

(c) From the date hereof through the date ending one year after the Mandatory Exchange Transaction is completed, JBS USA shall not cause the Reorganized Company to cease operating its historic business or cease to use its historic assets in a business.

SECTION 5.03 Permitted Redemptions and Repurchases. Notwithstanding Section 5.02(b), the Reorganized Company is permitted to redeem or repurchase shares of Common Stock held by Persons other than JBS USA and its Affiliates in the ordinary course, provided the following requirements are satisfied:

(a) none of JBS USA and its Affiliates (other than the Reorganized Company) provides the cash or property used to effectuate the redemption or repurchase directly or indirectly;

(b) the cash or property used to effectuate the redemption or repurchase is derived solely from the Reorganized Company’s operating cash flows, and not borrowings, equity issuances or sale or exchange transactions occurring outside of the ordinary course of business;

(c) the redemption or repurchase qualifies for the safe harbor from liability available under Rule 10b-18 of the Exchange Act (or any successor rule); and

(d) the redemption or repurchase does not, and is not reasonably likely to, cause the Reorganized Company to cease to comply with the applicable continued listing standards of the Exchange on which the Common Stock is listed;

provided that, for the avoidance of doubt, the acquisition of the Purchaser Shares by JBS USA shall not constitute a violation of this Article 5.

ARTICLE 6

MISCELLANEOUS

SECTION 6.01 Termination. This Agreement shall terminate only:

(a) by virtue of a written agreement to that effect, signed by both of the Parties; or

(b) on the consummation of the Mandatory Exchange Transaction, or in the event that JBS USA shall own 100% of the Common Stock (except with respect to Article 5, which shall survive until the periods specified therein shall have expired);

Annex C-5

provided that no termination of this Agreement pursuant to this Section 6.01 shall affect the right of any Party to recover damages or collect indemnification for any breach of the representations, warranties or covenants herein that occurred prior to such termination.

SECTION 6.02 Public Filings. JBS USA shall use commercially reasonable efforts to cause the Reorganized Company to file with the SEC in a timely manner all reports and other documents required to be filed or submitted by the Reorganized Company under the Securities Act and the Exchange Act and to comply with the rules thereunder.

SECTION 6.03 Market Listing. The Reorganized Company shall, and JBS USA shall cause its Affiliates and the Reorganized Company to, use their respective commercially reasonable efforts to maintain the listing on an Exchange, and registration under Section 12 of the Exchange Act, of the Common Stock. The Reorganized Company shall not, and JBS USA shall cause its Affiliates and the Reorganized Company not to, take any action that is reasonably likely to cause the Common Stock to be delisted from the Exchange on which the Common Stock is listed, provided that neither the Reorganized Company nor JBS USA shall have any obligation to ensure the share price or market value of the Common Stock is sufficient to maintain such listing. If the Common Stock is delisted from an Exchange, the Reorganized Company and JBS USA shall, and JBS USA shall cause its Affiliates to, use their respective commercially reasonable efforts to cause the Common Stock to be listed on another Exchange. Notwithstanding the foregoing, neither JBS USA and its Affiliates nor the Reorganized Company shall be prohibited from taking any action which is permitted by this Agreement or the Certificate of Incorporation (including, without limitation, the Mandatory Exchange Transaction).

SECTION 6.04 Notices. All notices, requests, claims, demands and other communications hereunder shall be given by the means specified in the Stock Purchase Agreement (and shall be deemed given as specified therein):

(a) if to JBS USA, as provided in the Stock Purchase Agreement;

(b) if to the Reorganized Company:

Pilgrim’s Pride Corporation

4845 US Highway 271 North

Pittsburg, TX 75686

Facsimile: 972-290-8950

Attention: Chief Executive Officer

Equity Directors of the Board

Founder Director

with a copy to:

Baker & McKenzie LLP

2300 Trammell Crow Center

2001 Ross Avenue

Dallas, Texas 75201

Facsimile: 214-965-5914

Attention: Alan G. Harvey

W. Crews Lott

SECTION 6.05 Amendments and Waivers. (a) Subject to Section 6.21, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is (i) in writing and signed, in the case of an amendment, by both Parties, or in the case of a waiver, by the Party or Parties against whom the waiver is to be effective, (ii) with respect to any amendment or waiver that would adversely affect, or could reasonably be expected to adversely affect, in any material respect, the rights of the Minority Investors, as a class, approved by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding capital stock entitled to vote generally in the election of directors (other than shares of capital stock of the Reorganized Company beneficially owned by JBS USA and its Affiliates), voting together as a single class and (iii) with respect to any amendment or waiver of Sections 1.01, 3.01, 3.03, 3.04, 6.04 and this Section 6.05 that would adversely affect, or could reasonably be expected to adversely affect, in any material respect, the rights of the Founder Director in his role as a director of the Reorganized Company, approved by the Founder Director.

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(b) No failure or delay by any Party in exercising any right, power or privilege hereunder (other than a failure or delay beyond a period of time specified herein) shall operate as a waiver thereof and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

(c) This Agreement and the rights, duties and obligations of the Parties hereunder may not be assigned or delegated by the Parties in whole or in part.

SECTION 6.06 Binding Effect. This Agreement shall be binding upon and inure to the benefit of both of the Parties and their respective successors, executors, administrators, heirs and legal representatives.

SECTION 6.07 Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs or expenses.

SECTION 6.08 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that State, including all matters of construction, validity and performance.

SECTION 6.09 Submission to Jurisdiction. (a) The Parties agree to exclusive jurisdiction in the Chancery Court of the State of Delaware, or in any federal court sitting in the State of Delaware.

(b) The Parties hereby unconditionally and irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any Action arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in any court specified in paragraph (a) above, or any defense of inconvenient forum for the maintenance of such dispute. Each of the Parties agrees that a judgment in any such Action may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(c) Each of the Parties hereby consents to process being served by any Party in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 6.04.

SECTION 6.10 Waiver of Jury Trial. THE PARTIES EACH ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH SUCH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.10.

SECTION 6.11 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 6.11.

SECTION 6.12 Entire Agreement. This Agreement and the Stock Purchase Agreement, together with the Certificate of Incorporation, the Bylaws and any other Ancillary Agreement, constitute the entire agreement among the Parties pertaining to the subject matter hereof and supersede all prior agreements and understandings pertaining thereto.

SECTION 6.13 Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereto.

Annex C-7

SECTION 6.14 Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Agreement as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

SECTION 6.15 Public Announcements. Except as required by Law or by the requirements of any Exchange on which the securities of a Party hereto are listed, no Party shall make, or cause to be made, any press release or public announcement in respect of this Agreement or otherwise communicate with any news media without the prior written consent of the other Party, and the Parties shall cooperate as to the timing and contents of any such press release or public announcement.

SECTION 6.16 Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any Party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the Parties may have by Law or otherwise.

SECTION 6.17 Interpretation. Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable. Unless otherwise specified, all references herein to “Articles”, “Sections” and paragraphs shall refer to corresponding provisions of this Agreement.

SECTION 6.18 No Third Party Beneficiaries. Subject to Section 6.21, this Agreement shall be binding upon and inure solely to the benefit of the Parties and their permitted successors, and nothing herein, express or implied, is intended to or shall confer upon any other Person, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

SECTION 6.19 Construction. Each Party acknowledges and agrees it has had the opportunity to draft, review and edit the language of this Agreement and that no presumption for or against any Party arising out of drafting all or any part of this Agreement will be applied in any Action relating to, in connection with or involving this Agreement. Accordingly, the Parties hereby waive the benefit of any rule of Law or any legal decision that would require, in cases of uncertainty, that the language of a contract should be interpreted most strongly against the party who drafted such language.

SECTION 6.20 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof.

SECTION 6.21 Enforcement of Reorganized Company Rights. Notwithstanding anything herein to the contrary, to the maximum extent permitted by Law, the Equity Nominating Committee, acting by majority vote, shall have the right to control the Reorganized Company’s exercise of its rights and remedies hereunder, including, without limitation, (a) the granting of (or refusal to grant) any approvals, consents or waivers by the Reorganized Company hereunder, (b) the giving (or withholding) of any notices by the Reorganized Company hereunder, (c) the approval (or disapproval) of the Reorganized Company’s entry into any amendment or supplement to this Agreement and (d) the initiation, prosecution or settlement of any Actions arising in connection herewith.

SECTION 6.22 Section 16 Matters. Prior to the Mandatory Exchange Transaction, each of JBS USA and the Reorganized Company shall take all such commercially reasonable steps and obtain such approvals or consents as may be required to cause any dispositions of the Common Stock (including pecuniary interests in, and derivative securities with respect to, Common Stock) or acquisitions of JBS USA Common Stock (including any pecuniary interest therein) resulting from the Mandatory Exchange Transaction by each individual, whether on his or her behalf or as deputy for another holder of Common Stock, who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Reorganized Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the interpretive guidance set forth by the SEC.

[Signature page follows.]

Annex C-8

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth above.

PILGRIM’S PRIDE CORPORATION
By:	/s/ Richard A. Cogdill
Name: Richard A. Cogdill
Title: Chief Financial Officer,
Secretary and Treasurer
JBS USA HOLDINGS, INC.
By:	/s/ Wesley Mendoca Batista
Name: Wesley Mendoca Batista
Title: President and Chief Executive Officer

[Signature Page to Stockholders Agreement]

Annex C-9

AMENDMENT TO THE STOCKHOLDERS AGREEMENT

THIS AMENDMENT effective as of December 17, 2012 (this “Amendment”), relates to that certain Stockholders Agreement, dated December 28, 2009 (the “Stockholders Agreement”), between JBS USA Holdings, Inc. (“JBS USA”) and Pilgrim’s Pride Corporation (the “Reorganized Company”). All capitalized terms used in this Amendment and not otherwise defined herein, shall have the meaning given to them in the Stockholders Agreement.

WHEREAS, the Reorganized Company desires to list its common stock on The NASDAQ Stock Market LLC (“NASDAQ”) and withdraw its listing on the New York Stock Exchange (“NYSE”) (hereinafter referred to as the “Transfer”);

WHEREAS, in order to clarify that the actions of the Reorganized Company to complete the Transfer is permitted under the Stockholder Agreement, the Reorganized Company desires to amend the language of Section 6.03 of the Stockholders Agreement; and

WHEREAS, the Board of Directors and the Equity Directors have determined that the Transfer is in the best interest of the Reorganized Company and its stockholders, including the Minority Investors and that completion of the Transfer will not adversely affect, and could not be reasonably expected to adversely affect, in any material respect, the rights of the Minority Investors, as a class.

NOW, THEREFORE, in consideration of the premises set forth above and the rights and obligations contained herein, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree as follows:

SECTION 1 Amendment. The Reorganized Company, acting through the Equity Nominating Committee, hereby amends Section 6.03 of the Stockholders Agreement by adding the following sentence to the end of the paragraph:

“Notwithstanding the foregoing, for avoidance of doubt, the delisting from an Exchange for the purpose of listing the Reorganized Company’s Common Stock on another Exchange shall not be prohibited by this Section.”

SECTION 2 No Waiver. Except as expressly set forth herein, the provisions of the Stockholders Agreement shall remain in full force and effect.

SECTION 3 Incorporation of Provisions of Stockholders Agreement. The provisions of Sections 6.06 to 6.11 and Sections 6.13 to 6.20 of the Stockholders Agreement are hereby incorporated by reference.

[Remainder of page intentionally left blank]

Annex C-10

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

PILGRIM’S PRIDE CORPORATION
By:	/s/ Michael Cooper
Name:	Michael Cooper
Title:	Chairman of Audit Committee
JBS USA HOLDINGS, INC.
By:	/s/ Dennis Roerty
Name:	Dennis Roerty
Title:	Treasurer

Annex C-11

AMENDMENT NO. 2 TO THE STOCKHOLDERS AGREEMENT

THIS AMENDMENT NO.2, effective as of [      ], 2024 (this “Amendment”), relates to that certain Stockholders Agreement, dated as of December 28, 2009, and as amended on December 17, 2012 (as amended, the “Stockholders Agreement”), by and between JBS USA Holding Lux, S.à.r.l. (formerly known as JBS USA Holdings, LLC, which was formerly known as JBS USA Holdings, Inc.) (“JBS USA”) and Pilgrim’s Pride Corporation (the “Company”). All capitalized terms used in this Amendment and not otherwise defined herein, shall have the meaning given to them in the Stockholders Agreement.

In consideration of the rights and obligations contained herein, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree as follows:

SECTION 1 Amendments. The reference to “nine” in Section 3.01(a) of the Stockholders Agreement shall be deleted in its entirety and amended and replaced with “set in accordance with Section 5.2 of the Certificate of Incorporation”.

SECTION 2 No Waiver. Except as expressly set forth herein, the provisions of the Stockholders Agreement shall remain in full force and effect.

SECTION 3 Incorporation of Provisions of Stockholders Agreement. The provisions of Sections 6.06 to 6.11 and Sections 6.13 to 6.20 of the Stockholders Agreement are hereby incorporated by reference.

[Remainder of page intentionally left blank]

Annex C-12

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

PILGRIM’S PRIDE CORPORATION
By:
Name:
Title:
JBS USA HOLDINGS, INC.
By:
Name:
Title:

Annex C-13

Annex D

Proposed Tax Sharing Agreement

Set forth below is the proposed tax sharing agreement (excluding the table of contents).

TAX SHARING AGREEMENT

BY AND AMONG

JBS USA Food Company holdings

AND

Pilgrim’s Pride Corporation

Dated as of [    ], 2024, but to be effective
for Tax Years beginning on or after December 30, 2024

TAX Sharing AGREEMENT

This Tax Sharing Agreement (this “Agreement”) is entered into as of [      ], 2024, by and among JBS USA Food Company Holdings, a Delaware corporation (“Parent”), and Pilgrim’s Pride Corporation, a Delaware corporation (“PPC”), but to be effective for Tax Years beginning on or after December 30, 2024 (the “Effective Date”).

Recitals

Whereas, as of the date hereof, Parent is the common parent corporation of an affiliated group (as defined in Section 1504 of the Code) of corporations that has elected to file Federal Consolidated Income Tax Returns;

Whereas, in certain state and local jurisdictions, State Groups file State Consolidated Income Tax Returns;

Whereas, in the future, new Group Returns may be required or elected to be filed in certain federal, state and local jurisdictions for income or other types of Tax; and

Whereas, Parent and PPC intend to establish hereunder a methodology and principles to be used (a) in allocating Group Taxes, Penalties and Interest, and Tax Deposits among PPC and Parent in a manner that generally results in no less favorable treatment to any PPC Group or Parent Group than if the PPC Group or Parent Group had filed a PPC Separate Return or Parent Separate Return, respectively; (b) for reimbursing the applicable Reporting Entity for payment of Group Taxes; (c) for compensating PPC for the utilization of Federal Tax Assets and PPC State Tax Assets, including the DRD Benefit; (d) for compensating Parent for the utilization of Parent State Tax Assets and (e) to set forth procedures and responsibilities pertaining to the calculation and payment of Group Taxes and the filing of Group Tax Returns.

Agreement

Now, Therefore, in consideration of the mutual agreements contained herein, Parent and PPC hereby agree as follows:

Section 1.            Definitions and Construction.

Section 1.1.            Definitions of Capitalized Terms.

For purposes of this Agreement (including the recitals hereof), the following capitalized terms shall have the meanings set forth below:

“Actual Filing Date” shall have the meaning given the term in Section 3.1(d).

“Adjustment Request” means any formal or informal claim or request filed with any Tax Authority, or with any administrative agency or court, for the adjustment, refund or credit of Taxes, including (a) any amended Tax Return claiming adjustment to the Taxes as reported on the Tax Return or, if applicable, as previously adjusted, or (b) any claim for refund or credit of Taxes previously paid.

Annex D-1

“Administrative Tax Contest” means an audit, review, examination, or any other administrative proceeding with the purpose or effect of re-determining Group Taxes (including any administrative review of any claim for refund) for any Tax Year.

“Agreement” shall have the meaning provided in the preamble.

“Code” means the Internal Revenue Code of 1986, as amended.

“Dispute” shall have the meaning provided in Section 4.2.

“Dividend” means any dividends paid by PPC on or after the Effective Date and prior to December 30, 2026, in the aggregate amount of $725,000,000.

“DRD Benefit” means (a) the amount (determined on a “with and without” basis) of the incremental Tax cost savings to Parent, any subsidiary of Parent (other than a PPC Entity), any Group or any Non-PPC Group in any Tax Year resulting from any exclusion of the amount of a Dividend (or any portion thereof) from taxable income pursuant to Treasury Regulations Section 1.1502-13(f)(2)(ii) (or any similar provision of the Code or Treasury Regulations or state or local Tax Law, including any exclusion for purposes of Federal CAMT pursuant to Section 56A of the Code or Treasury Regulations promulgated thereunder or as a result of applicable accounting conventions) and any deduction with respect to a Dividend (or any portion thereof) under Section 243 of the Code or Treasury Regulations Section 1.1502-26 (or any similar provision of the Code or Treasury Regulations or of state or local Tax Law) in a Tax Year arising from PPC being a member of the Group or of an affiliated group (within the meaning of Section 243(b) of the Code or any similar provision of the Code or Treasury Regulations or of state or local Tax Law) that also includes Parent and/or any subsidiary of Parent (other than a PPC Entity), to the extent that the aggregate amount of any such exclusion or deduction with respect to a Dividend in such Tax Year exceeds the amount of the deduction with respect to such Dividend that Parent, such subsidiary of Parent (other than a PPC Entity), such Group or such Non-PPC Group, as applicable, would have been entitled to take under Section 243 of the Code (or any similar provision of the Code or Treasury Regulations or of state or local Tax Law) in such Tax Year if (1) Parent and PPC were not members of the Group in such Tax Year and (2) PPC was a “20-percent owned corporation” within the meaning of Section 243(c) of the Code (or any similar provision of the Code or Treasury Regulations or of state or local Tax Law), but was not a member of the same affiliated group (within the meaning of Section 243(b) of the Code or any similar provision of the Code or Treasury Regulations or of state or local Tax Law) as Parent or any subsidiary of Parent (other than a PPC Entity), in such Tax Year, multiplied by (b) 100%.

“Effective Date” shall have the meaning provided in the preamble.

“Electronic Funds Transfer” or “EFT” means any transfer of money by electronic means, including a wire transfer, Automatic Clearing House (“ACH”) credit, or ACH debit.

“Entity” means a partnership (whether general or limited), a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or any other entity, without regard to whether it is treated as a disregarded entity for federal income tax purposes.

“Equity Director” means an “Equity Director” of PPC, as defined in the Amended and Restated Certificate of Incorporation of PPC.

“Equity Director Approval” means the prior written approval of at least a majority of the Equity Directors. For the avoidance of doubt, if there are only two Equity Directors, Equity Director Approval shall mean the prior written approval of both Equity Directors.

“Estimated Tax Payment Date” shall have the meaning given the term in Section 3.1(b).

“Extension Tax Payment Date” shall have the meaning given the term in Section 3.1(c).

“Federal CAMT” means the corporate alternative minimum tax imposed under Section 55 of the Code.

“Federal CAMT Reduction” shall have the meaning given the term in Section 2.3.

“Federal Consolidated CAMT Liability” means the consolidated Federal CAMT liability of the Parent Consolidated Group.

Annex D-2

“Federal Consolidated Income Tax Liability” means the consolidated federal income Tax liability (as determined under Treasury Regulations Section 1.1502-2) of the Parent Consolidated Group; provided, that the term “Federal Consolidated Income Tax Liability” does not include Federal Consolidated CAMT Liability.

“Federal Consolidated Income Tax Return” means a consolidated federal income Tax Return of the Parent Consolidated Group.

“Federal Group Member” means PPC and each of PPC’s direct or indirect subsidiaries that is included in the Parent Consolidated Group.

“Federal Income Tax” means any Tax imposed under Subtitle A or F of the Code; provided, that the term “Federal Income Tax” does not include Federal CAMT.

“Federal Income Tax Reduction” shall have the meaning given the term in Section 2.1.

“Federal Tax Asset” means (1) any DRD Benefit for Federal Income Tax or Federal CAMT purposes, and (2) with respect to the Federal Group Members, any Tax Item (or portion thereof) that has accrued for Federal Income Tax or Federal CAMT purposes, but has not been used by the applicable PPC Group on its PPC Separate Return for the Tax Year in which it accrued for purposes of the calculations in Section 2, and that could reduce Federal Income Tax or Federal CAMT for the Group in such Tax Year or another Tax Year, including a Federal Taxable Loss, net operating loss, disallowed business interest, net capital loss, foreign tax credit, research and experimentation credit, charitable deduction or credit related to Federal CAMT or any other credit, but such term shall not include the Tax basis of an asset.

“Federal Taxable Income” and “Federal Taxable Loss” means, with respect to the PPC Group for Federal Income Tax or Federal CAMT purposes, the taxable income or loss, respectively, of such PPC Group for Federal Income Tax and Federal CAMT purposes, as applicable, computed in accordance with the provisions of the Code and assuming that the Federal Group Members were not members of the Parent Consolidated Group but filed a PPC Separate Return, subject to the following modifications: (a) excluding intercompany items (within the meaning of Treasury Regulations Section 1.1502-13(b)(2)) until such intercompany items are taken into account for purposes of determining the Federal Consolidated Income Tax Liability, (b) excluding any Federal Tax Assets, and (c) taking into account or excluding Tax Items that Parent and PPC agree should be included or excluded in such calculation to appropriately determine the applicable PPC Group’s separate taxable income or loss under the circumstances.

“Final Determination” means the final resolution of liability for any Tax, which resolution may be for a specific issue or adjustment or for a Tax Year, (a) by IRS Form 870 or 870-AD (or any successor forms thereto), on the date of acceptance by or on behalf of the applicable Reporting Entity, or by a comparable form under the Tax Laws of a state Tax jurisdiction, except that a Form 870 or 870-AD or comparable form shall not constitute a Final Determination to the extent that it reserves (whether by its terms or by operation of Law) the right of the applicable Reporting Entity to file a claim for refund or the right of the Tax Authority to assert a further deficiency in respect of such issue or adjustment or for such Tax Year (as the case may be); (b) by a decision, judgment, decree, or other order by a court of competent jurisdiction, which has become final and unappealable; (c) by a closing agreement or accepted offer in compromise under Sections 7121 or 7122 of the Code, or a comparable agreement under the Tax Laws of a state Tax jurisdiction; or (d) by any other final disposition, including by reason of the expiration of the applicable statute of limitations.

“Group” means, as applicable, the Parent Consolidated Group or an applicable State Group.

“Group Return” means a Federal Consolidated Income Tax Return, a State Consolidated Income Tax Return, or any other Tax Return required to be filed or elected to be filed for a Group.

“Group Tax” means a Tax that is reported or required to be reported on a Group Return.

“Indemnifying Party” shall have the meaning given the term in Section 6.6.

“Independent Firm” means (a) in the case of disagreements as to the amount or calculation of any payment to be made under this Agreement, a nationally recognized accounting firm; provided, however, that such term shall not include any accounting firm that performs or has performed audit services with respect to PPC or Parent, and (b) in the case of disputes concerning the interpretation or application of any provision under this Agreement, a nationally recognized law firm; provided, however, that such term shall not include any law firm that performs or has performed legal services with respect to PPC or Parent.

Annex D-3

“IRS” means the Internal Revenue Service.

“Loss” means any loss, cost, fine, penalty, fee, damage, obligation, liability, payment in settlement, Tax or other expense of any kind, including reasonable attorneys’ fees and costs, but excluding any consequential, special, punitive or exemplary damages.

“Non-PPC Group” means any consolidated, combined or unitary group that includes Parent and/or one or more subsidiaries of Parent but does not include any PPC Entity.

“Parent” shall have the meaning given the term in the preamble.

“Parent Combined Prior Payments” shall have the meaning given the term in Section 3.1(d).

“Parent Consolidated Group” means each corporation or other Entity that is classified as an association taxable as a corporation for Federal Income Tax and Federal CAMT purposes and that is a member of the affiliated group (as defined in Section 1504 of the Code) of corporations the common parent of which is Parent.

“Parent Estimated Payment” shall have the meaning given the term in Section 3.1(b).

“Parent Extension Payment” shall have the meaning given the term in Section 3.1(c).

“Parent Group” means, with respect to any Tax Year for which Parent is a member of the applicable Group, (1) Parent and (2) any subsidiary of Parent (other than a PPC Entity) that is a member of such Group for such Tax Year.

“Parent Other Group Tax Amount” shall have the meaning given the term in Section 2.4.

“Parent Payment” shall have the meaning given the term in Section 3.1(a).

“Parent Separate Return” means, with respect to a Tax, a hypothetical Tax Return of the applicable Parent Group for such Tax on a consolidated, combined, unitary or separate basis, as the case may be, that does not include PPC or any other PPC Entity.

“Parent State Tax Asset” means, with respect to the applicable member of Parent Group, any Tax Item (or portion thereof) that has accrued for applicable State Income Tax purposes, but has not been used by the applicable Parent Group on its Parent Separate Return during the Tax Year in which it accrued for purposes of the calculations in Section 2, and that could reduce a State Income Tax in such Tax Year or another Tax Year for the applicable Group, including a net operating loss, net capital loss, disallowed business interest, research and experimentation credit, charitable deduction or any other credit, but such term shall not include the Tax basis of an asset.

“Parent State Income Tax Amount” shall have the meaning given the term in Section 2.3.

“Parent State Income Tax Reduction” shall have the meaning given the term in Section 2.3.

“Parent Tax Asset Payment” shall have the meaning provided in Section 3.1(e).

“Penalties and Interest” means, whether disputed or not, any interest, fines, penalties, assessments, or additions resulting from, attributable to, or incurred in connection with any Tax.

“Person” means an individual, any Entity or a governmental entity or any department, agency or political subdivision thereof.

“PPC” shall have the meaning given the term in the preamble.

“PPC Entity” means PPC and its direct or indirect subsidiaries.

“PPC Group” means, with respect to any Tax Year for which PPC is a member of the applicable Group, (1) PPC and (2) any other PPC Entity that is a member of such Group for such Tax Year.

“PPC Separate Return” means, with respect to a Tax, a hypothetical Tax Return of the applicable PPC Group for such Tax on a consolidated, combined, unitary or separate basis, as the case may be, that does not include Parent or any subsidiary of Parent (other than a PPC Entity).

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“PPC Stand-Alone Combined Prior Payments” shall have the meaning given the term in Section 3.1(d).

“PPC Stand-Alone Estimated Payment” shall have the meaning given the term in Section 3.1(b).

“PPC Stand-Alone Extension Payment” shall have the meaning given the term in Section 3.1(c).

“PPC Stand-Alone Payment” shall have the meaning given the term in Section 3.1(a).

“PPC State Tax Asset” means (1) any DRD Benefit for State Income Tax purposes, and (2) with respect to the applicable State Group Members, any Tax Item (or portion thereof) that has accrued for applicable State Income Tax purposes, but has not been used by the applicable PPC Group on its PPC Separate Return during the Tax Year in which it accrued for purposes of the calculations in Section 2, and that could reduce a State Income Tax in such Tax Year or another Tax Year for the applicable Group, including a net operating loss, net capital loss, disallowed business interest, research and experimentation credit, charitable deduction or any other credit, but such term shall not include the Tax basis of an asset.

“PPC Tax Asset Payment” shall have the meaning provided in Section 3.1(e).

“PPC Tax Contest” shall have the meaning provided in Section 4.3.

“Reporting Entity” means (a) with respect to a Federal Consolidated Income Tax Return, Parent, or (b) with respect to a State Consolidated Income Tax Return, the applicable State Reporting Entity.

“Revised Parent Payment” shall have the meaning given the term in Section 3.2(a).

“Revised PPC Stand-Alone Tax Payment” shall have the meaning given the term in Section 3.2(a).

“Revised Parent Tax Asset Payment” shall have the meaning given the term in Section 3.2(a).

“Revised PPC Tax Asset Payment” shall have the meaning given the term in Section 3.2(a).

“Stand-Alone Federal Income Tax Amount” shall have the meaning given the term in Section 2.1.

“Stand-Alone Federal CAMT Amount” shall have the meaning given the term in Section 2.2.

“Stand-Alone State Income Tax Amount” shall have the meaning given the term in Section 2.3.

“Stand-Alone Other Group Tax Amount” shall have the meaning given the term in Section 2.4.

“State Consolidated Income Tax Liability” means the liability for State Income Taxes of any consolidated, combined, or unitary State Group.

“State Consolidated Income Tax Return” means any Tax Return for State Income Taxes that is filed on a consolidated, combined, or unitary basis and that includes at least two Entities, of which one is PPC (or any other PPC Entity) and at least one is Parent or a subsidiary of Parent (other than a PPC Entity).

“State Group” means the two or more Entities that are required to or have elected to file a State Consolidated Income Tax Return or any other Group Return for state Taxes that is filed on a consolidated, combined, unitary or group basis, of which one is PPC (or any other PPC Entity) and at least one is Parent or a subsidiary of Parent (other than a PPC Entity).

“State Group Member” means PPC and each of PPC’s direct or indirect subsidiaries that is included in a State Group.

“State Income Tax” means any Tax imposed by any state or local Tax Authority that is imposed on or measured, in whole or in part, by income, capital, or net worth or a taxable base in the nature of income, gross income or receipts, capital, or net worth, including franchise Taxes, such as the Texas franchise tax, based on such factors.

“State Income Tax Reduction” shall have the meaning given the term in Section 2.3.

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“State Reporting Entity” means (a) an Entity required under applicable Tax Law to file a State Consolidated Income Tax Return on behalf of a State Group, or (b) an Entity selected by Parent pursuant to Section 4.4 to file a State Consolidated Income Tax Return on behalf of a State Group.

“State Taxable Base” means, with respect to the applicable State Group Members, the income, capital, or net worth or a taxable base in the nature of income, gross income or receipts, capital, or net worth of the applicable PPC Group for the applicable State Income Tax computed in accordance with the Tax Laws pertaining to the applicable State Income Tax and assuming that the State Group Members were not members of the applicable State Group but filed a PPC Separate Return, subject to the following modifications: (a) taking into account only Tax Items included in the applicable State Consolidated Income Tax Return and the apportionment factors of the State Group Members, (b) excluding any PPC State Tax Assets, and (c) taking into account or excluding Tax Items or other factors that Parent and PPC agree should be included or excluded in such calculation to appropriately determine the applicable PPC Group’s separate taxable income, capital, or net worth or taxable base in the nature of income, gross income or receipts, capital, or net worth under the circumstances.

“Tax” means any income, gross income, gross receipts, profits, capital stock, capital duty, franchise, withholding, payroll, social security, workers compensation, unemployment, disability, property, ad valorem, stamp, excise, severance, occupation, service, sales, use, license, lease, transfer, import, export, value added, alternative minimum, estimated or other similar tax (including any fee, assessment, or other charge in the nature of or in lieu of any tax) imposed by any Tax Authority, and any interest, penalties, additions to tax, or additional amounts in respect of the foregoing imposed by such Tax Authority.

“Tax Authority” means, with respect to any Tax, the governmental entity or political subdivision thereof that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such governmental entity or political subdivision, including the IRS.

“Tax Contest” means an audit, review, examination, or any other administrative or judicial proceeding with the purpose or effect of re-determining Group Taxes (including any administrative or judicial review of any claim for refund) for any Tax Year.

“Tax Deposit” shall have the meaning provided in Section 3.2(b).

“Tax Item” means, with respect to any Tax, any item of income, gain, loss, deduction or credit, or other attribute that may have the effect of increasing or decreasing any Tax.

“Tax Law” means the law and regulations of any Tax Authority, including the Code and Treasury Regulations, and any controlling judicial or administrative interpretations of such law relating to any Tax.

“Tax Records” means Tax Returns, Tax Return workpapers, documentation relating to any Tax Contests, and any other books of account or records required to be maintained under the Code or other applicable Tax Laws or under any record retention agreement with any Tax Authority with respect to any Tax.

“Tax Return” means any report, return, declaration, statement, form or other information filed with or submitted to, or required to be filed with or submitted to, any Tax Authority in connection with the determination, assessment, collection or payment, including estimated payments, of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Tax Law relating to any Tax, including any attachments, exhibits or other materials submitted with any of the foregoing, and including any amendments or supplements to any of the foregoing.

“Tax Year” means, with respect to any Tax, the year, or shorter period, if applicable, for which the Tax is reported as provided under applicable Tax Law.

“Treasury Regulations” means the income tax regulations, including temporary regulations, promulgated under the Code, as those regulations may be amended from time to time.

Other capitalized terms defined elsewhere in this Agreement shall have the meanings given them.

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Section 1.2.            Interpretation.

Unless expressly provided for elsewhere in this Agreement, this Agreement shall be interpreted in accordance with the following provisions:

(a)         References to a Section (other than in connection with the Code or the Treasury Regulations) refer to a section of this Agreement.

(b)         Words used in the singular shall also denote the plural, and words used in the plural shall also denote the singular.

(c)         Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

(d)         If a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(e)         The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(f)          A reference to any agreement or document (including a reference to this Agreement) is to the agreement or document as amended, varied, supplemented, novated or replaced, except to the extent prohibited by this Agreement or that other agreement or document.

(g)         The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

(h)         The words “including,” “include,” “includes” and all variations thereof shall mean “including, without limitation”.

(i)          The word “or” will have the inclusive meaning represented by the phrase “and/or”.

(j)          “Shall” and “will” have equal force and effect.

(k)         References to “$” or to “dollars” shall mean the lawful currency of the United States of America.

(l)          If any period of days referred to in this Agreement ends on a day that is a Saturday, a Sunday or a holiday on which national banking associations in the State of Texas are closed, then the expiration of such period shall be automatically extended until the first succeeding day that is not a Saturday, a Sunday or a holiday on which national banking associations in the State of Texas are closed.

Section 2.            Allocation of Taxes.

Section 2.1.            Stand-Alone Federal Income Tax Amount.

For each Tax Year, PPC shall owe to the applicable Reporting Entity the amount of the Federal Income Tax liability the PPC Group for Federal Income Tax purposes would have incurred for such Tax Year if such PPC Group filed its own PPC Separate Return for Federal Income Tax purposes based solely on its own Federal Taxable Income and taking into account such reasonable assumptions and administrative convenience conventions that are appropriate to calculate such amount (and shall be subject to payment pursuant to Section 3.1(a) through Section 3.1(d)) (the “Stand-Alone Federal Income Tax Amount”).

If a Federal Tax Asset of a Federal Group Member or such PPC Group is utilized by the Parent Consolidated Group in determining the Federal Consolidated Income Tax Liability, the Stand-Alone Federal Income Tax Amount shall be reduced by the amount of the resulting reduction in the Federal Consolidated Income Tax Liability attributable to such utilization (a “Federal Income Tax Reduction”). For the avoidance of doubt, after making the reduction set forth in the previous sentence, the Stand-Alone Federal Income Tax Amount may be negative (and shall be subject to payment pursuant to Section 3.1(e)).

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Section 2.2.            Stand-Alone Federal CAMT Amount.

For each Tax Year, PPC shall owe to the applicable Reporting Entity the amount of the Federal CAMT liability the PPC Group for Federal CAMT purposes would have incurred for such Tax Year if such PPC Group filed its own PPC Separate Return for Federal CAMT purposes based solely on its own Federal Taxable Income and taking into account such reasonable assumptions and administrative convenience conventions that are appropriate to calculate such amount (and shall be subject to payment pursuant to Section 3.1(a) through Section 3.1(d)) (the “Stand-Alone Federal CAMT Amount”); provided, however, that the amount owed by PPC pursuant to this Section 2.2 for a particular Tax Year (and, therefore, the Stand-Alone Federal CAMT Amount for such Tax Year) shall not exceed the amount of the Federal Consolidated CAMT Liability actually incurred by the Parent Consolidated Group for such Tax Year.

If a Federal Tax Asset of a Federal Group Member or such PPC Group is utilized by the Parent Consolidated Group in determining the Federal Consolidated CAMT Liability, the Stand-Alone Federal CAMT Amount shall be reduced by the amount of the resulting reduction in the Federal Consolidated CAMT Liability attributable to such utilization (a “Federal CAMT Reduction”). For the avoidance of doubt, after making the reduction set forth in the previous sentence, the Stand-Alone Federal CAMT Amount may be negative (and shall be subject to payment pursuant to Section 3.1(e)).

Section 2.3.            Stand-Alone State Income Tax Amount.

For each Tax Year, if the applicable Reporting Entity is not a PPC Entity, PPC shall owe to the applicable Reporting Entity the amount of the State Income Tax liability the PPC Group with respect to such State Income Tax would have incurred for such Tax Year if such PPC Group filed its own PPC Separate Return for the applicable State Income Tax based solely on its own State Taxable Base and taking into account reasonable assumptions and administrative convenience conventions that are appropriate to calculate such amount (and shall be subject to payment pursuant to Section 3.1(a) through Section 3.1(d)) (such amount, regardless of whether the applicable Reporting Entity is a PPC Entity, the “Stand-Alone State Income Tax Amount”). If the applicable Reporting Entity is a PPC Entity, Parent shall owe to such Reporting Entity the lesser of (1) the amount of the applicable State Consolidated Income Tax Liability for such Tax Year (which, for this purpose, cannot be negative) and (2) the excess (if any) of the amount of the applicable State Consolidated Income Tax Liability for such Tax Year over the applicable Stand-Alone State Income Tax Amount for such Tax Year (and shall be subject to payment pursuant to Section 3.1(a) through Section 3.1(d)) (the “Parent State Income Tax Amount”).

If a PPC State Tax Asset of a State Group Member or such PPC Group is utilized by the applicable State Group in determining the State Consolidated Income Tax Liability, the Stand-Alone State Income Tax Amount shall be reduced by the amount of the resulting reduction in the State Consolidated Income Tax Liability attributable to such utilization (a “State Income Tax Reduction”). For the avoidance of doubt, after making the reduction set forth in the previous sentence, the Stand-Alone State Income Tax Amount may be negative (and shall be subject to payment pursuant to Section 3.1(e)).

If (1) the applicable Reporting Entity is a PPC Entity and (2) the applicable Stand-Alone State Income Tax Amount exceeds the applicable State Consolidated Income Tax Liability, the Parent State Income Tax Amount shall be reduced by the amount of such excess (a “Parent State Income Tax Reduction”). For the avoidance of doubt, after making the reduction set forth in the previous sentence, the Parent State Income Tax Amount may be negative (and shall be subject to payment pursuant to Section 3.1(e)).

Section 2.4.            Stand-Alone Other Group Tax Amount.

Group Taxes for any other type of Tax not specifically addressed in Section 2.1, Section 2.2, or Section 2.3 shall be allocated in a manner similar to which Taxes are allocated pursuant to Section 2.1, Section 2.2, and Section 2.3, including with respect to Tax assets (and shall be subject to payment pursuant to Section 3.1(a) through Section 3.1(e)) (any resulting amount owed by PPC, the “Stand-Alone Other Group Tax Amount” and any resulting amount owed by Parent, the “Parent Other Group Tax Amount”).

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Section 3.            Payments Under this Agreement.

Section 3.1.            Tax Payments.

(a)            In General.

For each Tax Year, PPC shall pay to the applicable Reporting Entity an amount (to the extent not less than zero) equal to the applicable Stand-Alone Federal Income Tax Amount, Stand-Alone Federal CAMT Amount, Stand-Alone State Income Tax Amount and Stand-Alone Other Group Tax Amount (the “PPC Stand-Alone Payment”). For each Tax Year, if any applicable Reporting Entity is a PPC Entity, Parent shall pay to the applicable Reporting Entity an amount equal to the applicable Parent State Income Tax Amount and Parent Other Group Tax Amount (the “Parent Payment”).

Parent shall timely pay (to the extent Parent is the applicable Reporting Entity) or cause the applicable Reporting Entity to timely pay (to the extent Parent is not the applicable Reporting Entity) all Group Taxes (including estimated Tax payments, Tax payments due with respect to an extension request and final Tax payments) to the applicable Tax Authorities in accordance with applicable Tax Law.

(b)            Estimated Tax Payments.

Not later than ten (10) business days prior to each date on which an estimated Tax payment with respect to a Group Tax is due (an “Estimated Tax Payment Date”), Parent shall determine and notify PPC of (i) the amount (to the extent not less than zero) of such estimated Tax payment calculated solely by reference to the applicable Stand-Alone Federal Income Tax Amount, Stand-Alone Federal CAMT Amount, Stand-Alone State Income Tax Amount and Stand-Alone Other Group Tax Amount and consistent with the methodology for the calculation of the PPC Stand-Alone Payment set forth in Section 3.1(a) (“PPC Stand-Alone Estimated Payment”) and (ii) the total amount of such estimated Tax payment if the applicable Reporting Entity is a PPC Entity. PPC shall then pay to the applicable Reporting Entity on or prior to the date which is one (1) business day before such Estimated Tax Payment Date (or any other day with the consent of Parent), such PPC Stand-Alone Estimated Payment determined in accordance with this Section 3.1(b) and Section 4.2. If the applicable Reporting Entity is a PPC Entity, Parent shall pay to the applicable Reporting Entity on or prior to the date which is one (1) business day before such Estimated Tax Payment Date, the lesser of (1) the total amount of the applicable estimated Tax payment and (2) the excess (if any) of the total amount of such estimated Tax payment over the amount of the applicable PPC Stand-Alone Estimated Payment (the “Parent Estimated Payment”).

In determining the amount of a PPC Stand-Alone Estimated Payment that PPC is required to make pursuant to this Section 3.1(b) or the amount of a Parent Estimated Payment that Parent is required to make pursuant to this Section 3.1(b), all prior PPC Stand-Alone Estimated Payments made by PPC for the applicable Tax Year with respect to the applicable Group Tax shall be taken into account (in the case of determining amounts owed by PPC), all prior Parent Estimated Payments made by Parent for the applicable Tax Year with respect to the applicable Group Tax shall be taken into account (in the case of determining amounts owed by Parent), and reasonable estimates of the overall amount of the applicable Group Tax to be allocated to PPC pursuant to Section 2 for such Tax Year shall be taken into account.

(c)            Extension Tax Payments.

Not later than ten (10) business days prior to each date on which a request for an extension of time to file a Group Return with respect to a Group Tax is due (an “Extension Tax Payment Date”), Parent shall determine and notify PPC of (i) the amount (to the extent not less than zero) of the Tax payment due with respect to such extension request calculated solely by reference to the applicable Stand-Alone Federal Income Tax Amount, Stand-Alone Federal CAMT Amount, Stand-Alone State Income Tax Amount and Stand-Alone Other Group Tax Amount and consistent with the methodology for the calculation of the PPC Stand-Alone Payment set forth in Section 3.1(a) (“PPC Stand-Alone Extension Payment”) and (ii) the total amount of the Tax payment due with respect to such extension request if the applicable Reporting Entity is a PPC Entity. PPC shall then pay to the applicable Reporting Entity on or prior to the date which is one (1) business day before such Extension Tax Payment Date (or any other day with the consent of Parent), such PPC Stand-Alone Extension Payment determined in accordance with this Section 3.1(c) and Section 4.2. If the applicable Reporting Entity is a PPC Entity, Parent shall pay to applicable Reporting Entity on or prior to the date which is one (1) business day before

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such Extension Tax Payment Date, the lesser of (1) the total amount of such Tax payment due with respect to such extension request and (2) the excess (if any) of the total amount of such Tax payment due with respect to such extension request over the amount of the applicable PPC Stand-Alone Extension Payment (the “Parent Extension Payment”).

In determining the amount of a PPC Stand-Alone Extension Payment that PPC is required to make pursuant to this Section 3.1(c) or the amount of a Parent Extension Payment that Parent is required to make pursuant to this Section 3.1(c), all prior PPC Stand-Alone Estimated Payments and prior PPC Stand-Alone Extension Payments made by PPC for the applicable Tax Year with respect to the applicable Group Tax shall be taken into account (in the case of determining amounts owed by PPC), all prior Parent Estimated Payments and prior Parent Extension Payments made by Parent for the applicable Tax Year with respect to the applicable Group Tax shall be taken into account (in the case of determining amounts owed by Parent), and any reasonable estimates of the overall amount of the applicable Group Tax to be allocated to PPC pursuant to Section 2 for such Tax Year shall be taken into account.

(d)    Tax Return Payments.

Parent shall determine and notify PPC of the PPC Stand-Alone Payment and, if the applicable Reporting Entity is a PPC Entity, the Parent Payment, in each case, not later than ten (10) business days prior to the date the applicable Group Return is actually filed (an “Actual Filing Date”). PPC shall pay to the applicable Reporting Entity on or prior to the date which is one (1) business day before the Actual Filing Date (or any other date with the consent of Parent), an amount equal to the excess, if any, of the applicable PPC Stand-Alone Payment for such Tax Year over the sum of the total applicable PPC Stand-Alone Estimated Payments and PPC Stand-Alone Extension Payments made pursuant to Section 3.1(b) and Section 3.1(c), respectively, with respect to such Tax Year (such PPC Stand-Alone Estimated Payments and PPC Stand-Alone Extension Payments, collectively, the “PPC Stand-Alone Combined Prior Payments”). If, as a result of the operation of Section 3.1(b) and Section 3.1(c), the applicable PPC Stand-Alone Combined Prior Payments for such Tax Year is greater than the applicable PPC Stand-Alone Payment, Parent shall promptly remit an amount equal to such excess to PPC (if Parent is the applicable Reporting Entity) or cause the applicable Reporting Entity to promptly remit an amount equal to such excess to PPC (if Parent is not the applicable Reporting Entity).

If the applicable Reporting Entity is a PPC Entity, Parent shall pay to the applicable Reporting Entity on or prior to the date which is one (1) business day before the Actual Filing Date, an amount equal to the excess, if any, of the applicable Parent Payment for such Tax Year over the sum of the total applicable Parent Estimated Payments and Parent Extension Payments made pursuant to Section 3.1(b) and Section 3.1(c), respectively, with respect to such Tax Year (such Parent Estimated Payments and Parent Extension Payments, collectively, the “Parent Combined Prior Payments”). If, as a result of the operation of Section 3.1(b) and Section 3.1(c), the applicable Parent Combined Prior Payments for such Tax Year is greater than the applicable Parent Payment, PPC shall promptly remit an amount equal to such excess to Parent (if PPC is the applicable Reporting Entity) or cause the applicable Reporting Entity to promptly remit an amount equal to such excess to Parent (if the applicable Reporting Entity is a PPC Entity other than PPC).

(e)     Tax Asset Payments.

If the Stand-Alone Federal Income Tax Amount, Stand-Alone Federal CAMT Amount, Stand-Alone State Income Tax Amount or Stand-Alone Other Group Tax Amount, in any case, is negative as a result of a Federal Tax Asset and/or PPC State Tax Asset, as applicable, being utilized by the Group in determining such amount with respect to an applicable Group Return in a Tax Year, as reasonably determined using the methodology set forth in Section 2, Parent shall pay (or, if the applicable Reporting Entity is not a PPC Entity, shall cause the applicable Reporting Entity to pay) to PPC (in addition to any Parent State Income Tax Amount or Parent Other Group Tax Amount required to be paid by Parent) an amount equal to the absolute value of such negative amount attributable to such utilization within ten (10) business days of the filing of such applicable Group Return with respect to such Tax Year (a “PPC Tax Asset Payment”). For the avoidance of doubt, to the extent a Federal Tax Asset, PPC State Tax Asset or other Tax asset has been taken into account in any Tax Year for PPC’s benefit in determining the Stand-Alone Federal Income Tax Amount, Stand-Alone Federal CAMT Amount, Stand-Alone State Income Tax Amount and Stand-Alone Other Group Tax Amount payable under Section 3.1(a) through

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Section 3.1(d) (in each case, other than pursuant to a Federal Income Tax Reduction, Federal CAMT Reduction, State Income Tax Reduction or any analogous reduction with respect to any Stand-Alone Other Group Tax Amount), such Federal Tax Asset or State Tax Asset, as applicable, shall not again be taken into account for purposes of determining any amount payable under this Section 3.1(e).

If the Parent State Income Tax Amount is negative as a result of a Parent State Tax Asset being utilized by the Group in determining such amount with respect to an applicable Group Return (for which the Reporting Entity is a PPC Entity) in a Tax Year, as reasonably determined using the methodology set forth in Section 2, PPC shall pay (or shall cause the applicable Reporting Entity to pay) to Parent an amount equal to the absolute value of such negative amount attributable to such utilization within ten (10) business days of the filing of such applicable Group Return with respect to such Tax Year (a “Parent Tax Asset Payment”). For the avoidance of doubt, to the extent a Parent State Tax Asset has been taken into account in any Tax Year for Parent’s benefit in determining the Parent State Income Tax Amount payable under Section 3.1(a) through Section 3.1(d) (other than pursuant to a Parent State Income Tax Reduction), such Parent State Tax Asset shall not again be taken into account for purposes of determining any amount payable under this Section 3.1(e).

Section 3.2.            Adjustments.

(a)            Revised Tax Payments.

If there is any adjustment to any Tax Items for a particular Tax and Tax Year, whether as a result of a Tax Contest, Adjustment Request, the resolution of a Dispute, or otherwise (an “Adjustment”), Parent shall redetermine the amount of the PPC Stand-Alone Payment due under Section 3.1 (a “Revised PPC Stand-Alone Payment”), the PPC Tax Asset Payment due under Section 3.1(e) (a “Revised PPC Tax Asset Payment”), the Parent Tax Asset Payment due under Section 3.1(e) (a “Revised Parent Tax Asset Payment”) and the Parent Payment due under Section 3.1 (a “Revised Parent Payment”) with respect to such Tax and Tax Year and promptly provide notice to PPC of such Revised PPC Stand-Alone Payment, Revised PPC Tax Asset Payment, Revised Parent Tax Asset Payment and Revised Parent Payment, as applicable; provided, however, that in the case of an Adjustment arising as a result of a Tax Contest, without the prior written consent of PPC (such consent not to be unreasonably withheld, conditioned or delayed), Parent shall only make a redetermination, calculate the applicable Revised PPC Stand-Alone Tax Payment and Revised Parent Payment, as applicable, and provide the applicable notices pursuant to this Section 3.2 (i) in the case of an Administrative Tax Contest, after the completion of the administrative proceeding by the applicable Tax Authority, or (ii) in the case of any other Tax Contest, a Final Determination of such Tax Contest. In calculating the Revised PPC Stand-Alone Payment and Revised Parent Payment, as applicable, only Penalties and Interest actually imposed by or received from a Tax Authority in connection with an Adjustment shall be included in such Revised PPC Stand-Alone Payment and Revised Parent Payment, as applicable, and then only to the extent and in proportion to the amount that PPC or Parent, as applicable, contributed to the imposition or receipt of such Penalties and Interest.

If the amount of the Revised PPC Stand-Alone Payment exceeds the net amount of the applicable payments previously paid by PPC under Section 3.1 or this Section 3.2 (in each case, with respect solely to PPC Stand-Alone Payments or adjustments thereto), PPC shall promptly pay to the applicable Reporting Entity the amount of such excess promptly after PPC’s receipt of the notice from Parent of such Revised PPC Stand-Alone Payment under this Section 3.2(a). If the amount of the Revised PPC Stand-Alone Payment is less than the amount of such prior payments, Parent shall pay (or, if the applicable Reporting Entity is not a PPC Entity, shall cause the applicable Reporting Entity to pay) to PPC the absolute value of such difference promptly after the delivery of such notice to PPC.

If the amount of the Revised PPC Tax Asset Payment exceeds the net amount of the applicable payments previously paid to PPC under Section 3.1(e) or this Section 3.2 with respect to Revised PPC Tax Asset Payments, Parent shall promptly pay (or, if the applicable Reporting Entity is not a PPC Entity, shall cause the applicable Reporting Entity to promptly pay) to PPC the amount of such excess promptly after the delivery of such notice to PPC. If the amount of the Revised PPC Tax Asset Payment is less than the amount of such prior payments, PPC shall promptly pay to the applicable Reporting Entity (if the applicable Reporting Entity is not a PPC Entity) or to Parent (if the applicable Reporting Entity is a PPC Entity) the absolute value of such difference promptly after the delivery of such notice to PPC.

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If the amount of the Revised Parent Payment exceeds the net amount of the applicable payments previously paid by Parent to the applicable Reporting Entity under Section 3.1 or this Section 3.2 (in each case, with respect solely to Parent Parents or adjustments thereto), Parent shall promptly pay to the applicable Reporting Entity the amount of such excess. If the amount of the Revised Parent Payment is less than the amount of such prior payments, PPC shall promptly pay (or shall cause the applicable Reporting Entity to promptly pay) to Parent the absolute value of such difference promptly after the delivery of the applicable notice to PPC.

If the applicable Reporting Entity is a PPC Entity and the amount of the Revised Parent Tax Asset Payment exceeds the net amount of the applicable payments previously paid to Parent under Section 3.1(e) or this Section 3.2 with respect to Revised Parent Tax Asset Payments, PPC shall promptly pay (or shall cause the applicable Reporting Entity to promptly pay) to Parent the amount of such excess promptly after the delivery of such notice to PPC. If the amount of the Revised Parent Tax Asset Payment is less than the amount of such prior payments, Parent shall promptly pay to the applicable Reporting Entity the absolute value of such difference promptly after the delivery of such notice to PPC.

If an Adjustment results in the receipt of a refund and PPC or Parent receives such refund from the applicable Tax Authority, PPC or Parent, as applicable, shall promptly pay an amount equal to such refund (plus any interest actually received thereon from the applicable Tax Authority) to the applicable Reporting Entity.

(b)            Tax Deposits.

Parent shall reasonably determine if and when an applicable Reporting Entity shall make a deposit with a Tax Authority in order to suspend the accrual of interest on a potential underpayment of Tax (a “Tax Deposit”). Promptly upon receipt from Parent of a notice of the amount due, PPC shall promptly reimburse the applicable Reporting Entity for its allocable portion of a Tax Deposit. If the applicable Reporting Entity is a PPC Entity, Parent shall promptly reimburse the applicable Reporting Entity for the portion of the Tax Deposit that is not allocable to the applicable PPC Group.

Section 3.3.            Payment Procedures.

Except as set forth in the next sentence, all payments required by this Section 3 are to be made by EFT or by check made payable to the recipient of such payment. With respect to any payment required to be made by PPC to the applicable Reporting Entity or by the applicable Reporting Entity to PPC, as the case may be, pursuant to this Section 3, if both the applicable Reporting Entity and PPC elect, such payment may be evidenced on the books and records of PPC and such Reporting Entity as an account payable/receivable from PPC to such Reporting Entity or from such Reporting Entity to PPC, as the case may be; provided, however, that any such account payable/receivable shall be settled in the ordinary course of business in the same manner and on the same terms as account payables/receivables between PPC and the applicable Reporting Entity are ordinarily resolved.

Section 4.            Tax Returns, Tax Contests and Disputes.

Section 4.1.            Preparation and Filing of Group Returns.

Subject to Section 4.2, Parent shall have the right to prepare and file, or to cause to be prepared and filed, all Group Returns, and Parent shall have the right to prepare and file, or to cause to be prepared and filed, all Adjustment Requests made with respect to Group Returns. Parent or PPC, as applicable, shall timely file (or cause to be timely filed) each Group Return with the applicable Tax Authority in accordance with applicable Tax Law. PPC shall assist and cooperate with Parent in accordance with Section 5 with respect to the preparation and filing of all Group Returns, including by providing information required to be provided in Section 5. In the case of any Group Return which is required by applicable Tax Law to be signed by PPC (or any other PPC Entity), PPC shall cause an appropriate officer to sign such Group Return on its behalf.

Section 4.2.            Review and Disputes.

At least fifteen (15) business days prior to the filing of any Group Return or Adjustment Request, Parent shall provide to PPC a pro forma draft of the portion of such Group Return or Adjustment Request that reflects the Tax Items of the applicable PPC Group. At any time that Parent notifies PPC pursuant to Section 2 or Section 3 of any amount (including any Stand-Alone Federal Income Tax Amount, Stand-Alone Federal CAMT Amount, Stand-Alone State
Income Tax Amount, Stand-Alone Other Group Tax Amount, Parent State Income Tax Amount, Parent Other Group Tax

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Amount, PPC Tax Asset Payment, Parent Tax Asset Payment, PPC Stand-Alone Estimated Payment, Parent Estimated Payment, PPC Stand-Alone Extension Payment, Parent Extension Payment, Revised PPC Stand-Alone Payment, Revised PPC Tax Asset Payment, Revised Parent Tax Asset Payment, Revised Parent Payment or Tax Deposit), Parent shall also provide to PPC at such time a statement that sets forth in reasonable detail the computation of such amount. If PPC disagrees with any Tax Item or position of the PPC Group reflected on such pro forma draft or the computation of any such amount (any of the foregoing, a “Dispute”), then PPC shall notify Parent within nine (9) business days of receipt of such pro forma draft or such computation, as applicable, and the parties shall use their reasonable best efforts to resolve the Dispute. If the parties are unable to resolve any such Dispute within two (2) business days after PPC gives notice to Parent of such Dispute, then (unless the parties mutually agree otherwise) the matter shall be referred to an Independent Firm that is mutually acceptable to Parent and PPC to resolve such Dispute. All costs, fees, and expenses incurred with respect to the resolution of such Dispute shall be borne equally by Parent and PPC, except that if the Independent Firm determines that the proposed position submitted by a party to the Independent Firm for its determination is frivolous, has not been asserted in good faith, or is not supported by substantial authority, then 100% of such costs, fees, and expenses shall be borne by such party.

If a Dispute with respect to the amount required to be paid under this Agreement is not resolved by the due date under this Agreement for the applicable payment, then the amount required to be paid by such due date shall be based on the amount originally determined by Parent (or any different amount mutually agreed to by the parties). To the extent the resolution of such Dispute results in an adjustment to such amount, such adjustment shall be an Adjustment subject to the rules of Section 3.2(a). If a Dispute with respect to a pro forma draft of any Group Return is not resolved prior to the due date (with valid extensions) for filing such Group Return, the applicable Reporting Entity may file such Group Return as originally prepared (or caused to be prepared) by Parent (as modified to the extent mutually agreed to by the parties); provided that, if an officer of PPC is required to sign such Group Return, such Group Return shall reflect any changes reasonably requested by PPC. If the resolution of the Dispute requires any changes to such Group Return as filed, then Parent shall file (or, if Parent is not the Reporting Entity, cause the Reporting Entity to file) an amended Group Return to reflect the resolution of the Dispute (except to the extent otherwise mutually agreed to by the parties).

Section 4.3.            Tax Contests.

Subject to the provisions of this Section 4.3, Parent shall be entitled to control the defense and settlement of any Tax Contest. PPC shall be entitled to participate in any Tax Contest to the extent the resolution of the Tax Contest could affect the liabilities or entitlement to payment of PPC, in each case, pursuant to this Agreement (a “PPC Tax Contest”). Parent shall (1) use commercially reasonable efforts to regularly consult with PPC regarding any PPC Tax Contest, (2) act in good faith with a view to the merits in connection with any PPC Tax Contest, (3) keep PPC reasonably updated and informed with respect to all material written information relating to any PPC Tax Contest and (4) not settle or compromise any PPC Tax Contest without PPC’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed.

Section 4.4.            Selection of State Reporting Entities.

With respect to any State Consolidated Income Tax Return where more than one Entity is eligible pursuant to applicable Tax Law to file such State Consolidated Income Tax Return on behalf of a State Group, Parent shall have the right to select and determine the Entity that will file such State Consolidated Income Tax Return on behalf of such State Group.

Section 4.5.            Determination of State Groups.

Parent shall have the right to determine the State Groups and to determine whether PPC shall join in the filing of any State Consolidated Income Tax Return or other State Group Tax Return, and PPC shall elect and join in the filing of any such State Group Tax Return as directed by Parent.

Section 4.6.            Appointment of Parent as Agent.

PPC hereby irrevocably designates Parent as its sole and exclusive agent and attorney-in-fact to take such action (including execution of documents) as Parent deems appropriate in any and all matters (including Tax Contests) relating to any Group Taxes to the extent permitted by applicable Tax Law; provided, however, that PPC may revoke such designation if Parent materially breaches this Agreement.

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Section 4.7.            Tax Accounting Practices.

Parent may engage any Tax accountants, preparers, advisors, or consultants to assist Parent in the preparation of any Group Return and the reporting of Tax Items on any Group Return.

Section 4.8.            Reporting Entities Filing and Payment Responsibility.

Upon delivery by Parent to a Reporting Entity of an applicable Group Return, Parent shall cause the applicable Reporting Entity to promptly file with the applicable Tax Authority each such Group Return and pay the amount reflected as due thereon.

Section 5.            Assistance and Cooperation; Retention of Tax Records; Notices.

Section 5.1.            Assistance and Cooperation.

PPC shall cooperate in good faith with Parent and its agents, including accounting firms and legal counsel, in connection with Group Tax matters, including (a) the preparation and filing of Group Returns, (b) determining the liability for and the amount of any Group Taxes due or the right to an amount of any refund of Group Taxes, (c) assisting Parent in causing any applicable Reporting Entity that is a PPC Entity to satisfy the applicable Reporting Entity’s payment and filing obligations set forth in this Agreement and (d) any Tax Contest. Such cooperation shall include making all information and documents relating to Group Taxes, including Tax Records, in PPC’s possession available to Parent for inspection and, upon request by Parent, providing copies of such information and documents, including Tax Records; provided that PPC shall not be required to provide any privileged documents or information to the extent that providing such documents or information would result in a loss of privilege. PPC shall also make available to Parent, as reasonably requested and available, personnel (including PPC’s officers, directors, employees, and agents) responsible for preparing, maintaining, and interpreting information and documents relevant to Group Taxes, and personnel reasonably required as witnesses or for purposes of providing information or documents in connection with any Tax Contest. Parent shall cooperate in good faith with PPC and its agents, including accounting firms and legal counsel, in connection with Group Tax matters, including the preparation and filing of Group Returns required to be filed by a PPC Entity.

Section 5.2.            Retention of Tax Records.

PPC shall preserve and keep all Tax Records in its possession on the date hereof, or that it generates after the date hereof, in accordance with Parent’s record retention policy, as provided in writing to PPC on the date hereof.

Section 5.3.            Notice.

Each party shall provide prompt notice to the other party of any pending or threatened Tax Contest of which it becomes aware that could reasonably be expected to materially affect any Group Tax liability set forth in this Agreement and of any other situation of which it becomes aware that could reasonably be expected to give rise to an indemnification obligation under this Agreement.

Section 6.            General Provisions.

Section 6.1.            Entire Agreement; Termination.

This Agreement constitutes the entire agreement among Parent and PPC pertaining to the subject matter of this Agreement and supersedes and terminates all prior agreements and understandings pertaining thereto. This Agreement shall be effective for any Tax Years beginning on or after the Effective Date, and shall not be effective for any Tax Years ending prior to the Effective Date. This Agreement shall remain in effect until the earlier of (a) PPC no longer being part of the Parent Consolidated Group or (b) PPC and Parent mutually deciding to terminate this Agreement with Equity Director Approval; provided, however, that all rights and obligations arising hereunder with respect to a Tax Year beginning on or after the Effective Date and ended at or prior to the expiration or termination of this Agreement shall survive until they are fully effectuated or performed.

Section 6.2.            Binding Effect.

Subject to the restrictions on assignment set forth in this Agreement, this Agreement shall be binding upon and inure to the benefit of Parent and PPC and their successors and assigns.

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Section 6.3.            Waiver.

No failure by PPC to insist upon the strict performance of any obligation under this Agreement or to exercise any right or remedy under this Agreement shall constitute waiver of any such obligation, right or remedy or any other obligation, right or remedy under this Agreement.

Section 6.4.            Invalidity of Provisions.

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 6.5.            Assignability.

This Agreement shall not be assignable by either party without the prior written consent of the other party and Equity Director Approval; provided, however, nothing in this Section 6.5 or this Agreement shall prohibit Parent from assigning this Agreement to any Person that is directly or indirectly controlling Parent and is the parent of an affiliated group (as defined in Section 1504 of the Code) of corporations that includes PPC for Federal Income Tax purposes, and upon and following such assignment by Parent, the assignee shall be deemed Parent for all intents and purposes of this Agreement.

Section 6.6.            Indemnity.

Each of Parent and PPC (an “Indemnifying Party”) shall indemnify and hold harmless the other party from and against any and all Losses incurred or suffered by the other party that result from a breach or nonperformance of any of such Indemnifying Party’s covenants or agreements contained in this Agreement, including as a result of a Tax Authority levying a Group Tax that is allocated to the Indemnifying Party pursuant to this Agreement against such other party under Treasury Regulations Section 1.1502-6 or any analogous or similar Tax Law. For the avoidance of doubt, no such indemnification shall be required to the extent such indemnification would be duplicative of payments otherwise made pursuant to this Agreement.

Section 6.7.            Deferred Taxes or Uncertain Tax Positions.

For the avoidance of doubt, neither Parent nor PPC shall be responsible for or be required to make any payment under the terms of this Agreement for any deferred Taxes or accrued liabilities for uncertain tax positions which are computed for financial statement accounting purposes but are not currently due to or from a Tax Authority.

Section 6.8.            Earnings and Profits Allocations.

For purposes of determining the earnings and profits for federal income tax purposes of the Federal Group Members, the Federal Consolidated Income Tax Liability shall be allocated among the Federal Group Members in accordance with the method set forth in Treasury Regulations Sections 1.1552-1(a)(1) and 1.1502-33(d)(3), using a fixed percentage of one hundred (100) percent.

Section 6.9.            Further Action.

Each of Parent and PPC shall execute and deliver all documents, provide all information, and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 6.10.            Amendments.

This Agreement may be amended or restated only by a written instrument adopted by Parent and PPC with Equity Director Approval.

Section 6.11.            Construction.

The language in all parts of this Agreement shall in all cases be construed according to its fair meaning and shall not be strictly construed for or against Parent or PPC.

Section 6.12.            Setoff.

All payments to be made under this Agreement may be netted against payments due under this Agreement, but otherwise shall be made without setoff, counterclaim or withholding, all of which are hereby expressly waived.

Annex D-15

Section 6.13.            Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

Section 6.14.            Notices.

All notices, consents, requests, instructions, approvals, and other communications provided for herein shall be validly given, made or served, if in writing and delivered personally, by telegram or sent by registered mail, postage prepaid, or by electronic or facsimile transmission to the applicable Person. Notice delivered personally or given by telegram shall be deemed delivered when received by the recipient. Notice given by mail as set out above shall be deemed delivered five calendar days after the date the same is mailed. Notice given by electronic or facsimile transmission shall be deemed delivered on the day of transmission provided confirmation of receipt is obtained.

Section 6.15.            No Third Party Rights.

This Agreement is only intended to allocate the responsibility for certain Taxes between Parent and PPC and to address the other Tax matters stated herein. Nothing in this Agreement, express or implied, is intended or shall confer any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement upon any Person other than Parent and PPC.

Section 6.16.            Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be performed in the State of New York.

Section 6.17.            Interpretation.

The terms and provisions of this Agreement shall be administered and interpreted by Parent reasonably and in good faith. Any situation or circumstance concerning the calculation and allocation of Group Taxes that is not specifically contemplated or provided in this Agreement shall be resolved reasonably and in good faith by the parties in a manner that is consistent with the underlying methodology and principles of calculation and allocation in this Agreement. If the parties disagree on the proper interpretation or application of this Agreement, the parties will use their reasonable best efforts to resolve the dispute. If either party provides notice to the other party of such a dispute, and the parties are unable to resolve the dispute within ten (10) business days after the provision of such notice, then (unless the parties mutually agree otherwise) the matter shall be referred to an Independent Firm that is mutually acceptable to Parent and PPC to resolve such dispute. All costs, fees, and expenses incurred with respect to the resolution of such dispute shall be borne equally by Parent and PPC, except that if the Independent Firm determines that the proposed position submitted by a party to the Independent Firm for its determination is frivolous or has not been asserted in good faith, then 100% of such costs, fees, and expenses shall be borne by such party.

[Signature Page Follows]

Annex D-16

In Witness Whereof, Parent and PPC have caused this Agreement to be executed by their respective officers as of the date of this Agreement.

JBS USA Food company Holdings, a Delaware corporation
By:
Name:
Title:
Pilgrim’s pride corporation, a Delaware corporation
By:
Name:
Title:

Annex D-17

SCAN TO VIEW MATERIALS & VOTE PILGRIM’S PRIDE CORPORATION 1770 PROMONTORY CIRCLE GREELEY, CO 80634 ATTN: KIMBERLY PRYOR VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on [], 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on [], 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Vote by 11:59 PM Eastern Time on [], 2024. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V59175-S00869 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR proposal 1: 1. Approval of an amendment to the existing certificate of incorporation. For Against Abstain

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. V59176-S00869 PILGRIM’S PRIDE CORPORATION Special Meeting of Stockholders[], 2024 8:00 AM Mountain Time This proxy is solicited by the Board of Directors The undersigned hereby appoints Gilberto Tomazoni and Fabio Sandri as proxies, each with the power to appoint his substitute, and hereby authorizes them and each of them to represent and to vote, as designated on the reverse side, all the shares of common stock of Pilgrim’s Pride Corporation held of record by the undersigned on October 28, 2024, at the Special Meeting of Stockholders to be held on [], 2024, at the Pilgrim’s Pride Corporation Corporate Headquarters 1770 Promontory Circle, Greeley, CO 80634, or at any adjournment thereof, revoking and proxy heretofore given. The undersigned hereby acknowledges receipt of the Proxy Statement for the Special Meeting of Stockholders. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side